SECOND AMENDMENT AND WAIVER AGREEMENT


THIS SECOND AMENDMENT AND WAIVER AGREEMENT (this "Agreement" or the Second Amendment and Waiver), dated as of December 20, 1996, is entered into by and among Delta Woodside Industries, Inc.
 (the "Borrower"), the guarantorsidentified as such on the signature pages attached hereto (the "Subsidiary Guarantors;" collectively, the Borrower and the Subsidiary Guarantors are referred to as the "Credit Parties"), the lenders identified as such on the signature pages hereto (the "Lenders"), NationsBank, N.A., as Agent (the
"Agent") for the Lenders, and Bank of America National Trust and Savings Association and The Bank of New York, as Co-Agents (the "Co-Agents") for the Lenders.

                      RECITALS

A. The Borrower, the Lenders, the Agent and the Co-Agents entered into that certain Amended and Restated Credit Agreement dated as of March 15, 1996, as amended from time to time thereafter (the "Existing Credit Agreement").

B. The Subsidiary Guarantors and the Agent entered into that certain Amended and Restated Guaranty Agreement dated as of March 15, 1996 (the "Subsidiary Guaranty").

C. Pursuant to that certain Amendment and Waiver Agreement, dated as of May 20, 1996, among the Borrower, the Subsidiary Guarantors, the Lenders, the Agent and the Co-Agents, the Lenders temporarily waived the Borrower's failure to comply with Sections 9.1(a) and 9.1(d) of the Existing Credit Agreement for the Fiscal Quarter ended March
31, 1996 (the "Initial Financial Covenant Defaults").

D.The Borrower has also failed to comply with: (1) Sections 9.1(a), (b) and (d) of the Existing Credit Agreement for the Fiscal Quarter ended June 29, 1996, and Sections 9.1(a) and (b) of the Existing Credit Agreement for the Fiscal Quarter ended September 28, 1996, respectively (the Subsequent Financial Covenant Defaults); and (2) Section 4.4(a)(i) governing the mandatory prepayment of outstanding Loans in excess of the Borrowing Base (the Mandatory Payment Default) (the Initial Financial Covenant Defaults, the Subsequent Financial Covenant Defaults and the Mandatory Payment Default shall be referred to collectively as the Existing Defaults)

E. The Borrower has requested that the Lenders (i) permanently waive their right to enforce any of their rights and remedies under the Existing Credit Agreement with respect to the Existing Defaults and (ii) amend certain provisions of the Existing Credit Agreement and the other Loan Documents in connection therewith.

F.The Lenders have agreed to execute and deliver this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 General Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including the preamble and recitals, have the meanings provided in the Amended Credit Agreement.

SUBPART 1.2   Certain Definitions.  Unless the context otherwise
requires, the following terms used in this Agreement shall have the indicated definitions:

 Amended Credit Agreement means the Existing Credit Agreement as amended hereby.

 Amendment No. 2 Execution Date means the date upon which the Agent has received duly executed signature pages to this Second Amendment and Waiver from each of the Credit Parties, the Lenders, and the Co-Agents.

 Amendment No. 2 Effective Date has the meaning ascribed to such term in Subpart 6.1 of this Second Amendment and Waiver.

PART II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

The Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

SUBPART 2.1  Amendments to Section 1.1.  Section 1.1 of the
Existing Credit Agreement is hereby amended by:

(a) amending in their entirety each of the following definitions to read as follows:

"Collateral Documents" means, collectively, the Borrower Security Agreement, the Subsidiaries Security Agreement, the Pledge Agreement, the Leasehold Mortgage, any Mortgage, any assignments of factoring proceeds and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens, for the benefit of the Lenders, arising thereunder, including without limitation, UCC financing statements.

"Loan Documents" means, collectively, this Agreement, the Amendment and Waiver, the Second Amendment and Waiver, the Notes, the Subsidiary Guaranty, the Applications, the Collateral
Documents and each of the other documents, instruments and agreements referred to herein or contemplated hereby.

 Permitted Indebtedness for Money Borrowed means

(a)Indebtedness for Money Borrowed of the Borrower represented by the Loans and the Notes or arising under the Letters of Credit or the related Applications;

(b)the Guaranteed Obligations;

(c)Intercompany Indebtedness;

(d)Existing Indebtedness;

(e) Indebtedness for recourse obligations incurred in connection with any Permitted Receivables Financing (solely to the extent of actual defaulted or delinquent receivables);

(f) Indebtedness for Money Borrowed owed by International Apparel
Marketing Corporation to the Borrower or any Subsidiary Guarantor the aggregate principal amount of which outstanding at any time does not exceed $1,000,000;

(g)Indebtedness for Money Borrowed representing obligations of the Borrower or any Subsidiary Guarantor to General Electric Capital Corporation for the financing of equipment leases, the aggregate principal amount of which outstanding at any time does not exceed $14,112,000, subject to review of the documentation therefor satisfactory to the Agent and the Majority Lenders;

(h)Indebtedness for Money Borrowed comprised of term loan financing secured by a mortgage on the distribution center owned by Duck Head Apparel Company, Inc., located in Barrow County, Georgia, the aggregate principal amount of which outstanding at any time does not exceed $7,000,000, and the terms and conditions of which are reasonably satisfactory to the Agent and the Majority Lenders;

(i)other Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries the aggregate principal amount of which outstanding at any time does not exceed $10,000,000; and

(j)Guaranties of any Indebtedness for Money Borrowed described in any of clauses (a) through (i) above.

provided, however, that the aggregate outstanding principal amount of all Permitted Indebtedness for Money Borrowed (exclusive of the obligations described in paragraph (g) above) shall not exceed at any time an amount equal to $263,500,000 minus the aggregate amount of all reductions in the Commitments from time to time pursuant to Section 4.3.

 Permitted Liens means

(a)Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made in accordance with Section 7.6,

(b)Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers compensation, unemployment insurance or similar legislation or obligations to utilities,

(c)Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property as used by the Borrower or any of its Subsidiaries, as applicable, or impair the use thereof in the business of the Borrower or any Subsidiary,

(d)Liens existing on property of any Person at the time such Person becomes a Subsidiary of the Borrower, but only if the obligation secured by any such Lien is not in default and such Lien is and remains confined to the property subject thereto at the time such Person becomes a Subsidiary,

(e)Liens arising in connection with a Permitted Receivables Financing, but (i) only to the extent of the applicable accounts receivable subject to such Permitted Receivables Financing and related property and, (ii) in the case of a Factoring Agreement, only if the proceeds payable thereunder have been assigned to the Agent for the benefit of the Lenders in a manner reasonably acceptable to the Agent and the Majority Lenders,

(f)Existing Liens,

(g)Permitted Purchase Money Liens,

(h)Liens of an Issuer on goods or documents securing reimbursement obligations with respect to a Letter of Credit issued to insure the payment for such goods or documents,

(i)Liens created solely by the filing or recording of any judgment in public records or by an attempt to execute on any judgment, provided that in either such case no Event of Default has occurred and is continuing under Section 10.1(j) with respect to such judgment,

(j)Liens in favor of the Agent for the benefit of the Lenders or the Lenders and the Issuers,

(k) Liens in favor of Carolina First Bank upon or against (i) the distribution center in Barrow County, Georgia, owned by Duck Head Apparel Company, Inc., in the nature of a security deed or mortgage, provided that Carolina First Bank has executed and delivered to the Agent a mortgagee lien waiver with respect to the Collateral in favor of the Agent for the benefit of the Lenders, such waiver to be in form and content reasonably satisfactory to the Agent and the Majority Lenders, and (ii) a certificate of deposit in a principal amount not to exceed $500,000.00 held in the possession of Carolina First Bank, in each case securing a term loan facility in an amount outstanding at any one time not in excess of $7,000,000, and in each case on such terms and conditions as are reasonably satisfactory to the Agent and the Majority Lenders, and

(l)Any other Lien with respect to property of the Borrower or any of its Subsidiaries which is subject to a Mortgage if such Lien is consented to by the Agent and the Majority Lenders.

and (b) adding in the appropriate alphabetical order the following definitions to read in their entirety as follows:

 Amendment No. 2 Execution Date means the date upon which the Agent has received duly executed signature pages to the Second
Amendment and Waiver from each of the Borrower, the Subsidiary
Guarantors, the Lenders, and the Co-Agents.

"Second Amendment and Waiver" means that certain Second Amendment and Waiver Agreement, dated as of December 20, 1996, between the Borrower, the Subsidiary Guarantors, the Lenders, the Agent and the Co-Agents.

"Mortgages" means the fully executed and notarized mortgages, security deeds, and deeds of trusts which secure the liabilities of a Subsidiary Guarantor arising under the Subsidiary Guaranty, and encumbering the fee interest and/or leasehold interest of any of the Credit Parties in each real property asset designated on
Schedule 1 to the Second Amendment and Waiver, substantially in the form of the applicable mortgage or deed of trust attached as Exhibit A to the Second Amendment and Waiver.

SUBPART 2.2.   Amendment to Section  2.3.  Section 2.3 of the
Existing Credit Agreement is amended by adding a new Section
2.3(g), which reads in its entirety as follows:

(g) Notwithstanding any other provision of this Agreement, and subject only to the provisions of Section 4.1, from and after the Amendment No. 2 Execution Date, the interest rate applicable to all Loans and other Obligations arising under the Loan
Documents shall be the Base Rate.

SUBPART 2.3.  Amendment to Section 4.3.  Section 4.3(b) of the
Existing Credit Agreement is
amended to read in its entirety as follows:

(b)Mandatory Reductions.

(i)The aggregate Commitments of the Lenders shall be reduced ratably as of the last day of Fiscal Year 1996 and each Fiscal Year thereafter by an amount equal to $15,000,000 minus the aggregate amount of Commitment reductions pursuant to Section 4.3(a) during the Fiscal Year then ended.

(ii)The aggregate Commitments of the Lenders shall be reduced ratably by an amount equal to the amount of any prepayment of principal of the Committed Loans pursuant to Section 4.4(a)(ii).

SUBPART 2.4.   Amendment to Section 4.4(a).  Section 4.4(a)(ii)
of the Existing Credit Agreement is amended to read in its entirety as follows:

(ii)If at any time on or after the Agreement Date the Borrower or any of its Subsidiaries shall receive Net Disposition Proceeds which in the aggregate exceed $5,000,000, then the Borrower shall promptly prepay the Loans by an amount equal to such excess, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment; provided, however, notwithstanding the foregoing, upon the sale and leaseback of the distribution center and/or the equipment permitted by Section 9.11, the Borrower and its Subsidiaries shall not be required to make such mandatory prepayment to the extent that the Net Disposition Proceeds thereof are used by the Borrower or its Subsidiaries for general working capital purposes.

SUBPART 2.5.   Amendment to Section 4.15.  Section 4.15 of the
Existing Credit Agreement is amended by adding new Sections
4.15(e) and (f), which read in their entirety as follows:

(e) Second Amendment Fee. The Borrower shall pay to the Agent for the account of each Lender on the Amendment No. 2 Execution Date, in consideration of the agreements of the Lenders in the Second Amendment and Waiver, an amendment fee of 0.125% of each Lenders Commitment.

(f) Supplemental Fees. In the event that any of the Loans remain outstanding as of March 31, 1997, then the Borrower shall pay to the Agent, on or before April 4, 1997, for the account of each Lender a supplemental fee in the amount of 0.125% of each Lenders Commitment (or if the Commitments have been terminated, of each Lenders outstanding Loans). In the event that any of the Loans remain outstanding as of June 30, 1997, then the Borrower shall pay to the Agent, on or before July 3, 1997, for the account of each Lender a supplemental fee in the amount of 0.125% of each Lenders Commitment (or if the Commitments have been terminated, of each Lenders outstanding Loans). Such fees shall be fully earned when due.

SUBPART 2.6.  Addition of a New Section 7.13.   The Existing
Credit Agreement is further amended by adding a new Section 7.13 which reads in its entirety as follows:

Section 7.13. Depository Accounts. Except as provided herein, the Borrower shall, and shall cause each of its Subsidiaries to, maintain its primary depository and disbursement accounts (accounts with a depository in which funds of more than $25,000 in the aggregate at any time are on deposit) with the Agent or one of the Lenders; provided, however, that the Borrower and its Subsidiaries may maintain such depository and disbursement accounts with any bank or other financial institution other than the Agent or the Lenders if such bank or other institution has executed and delivered to the Agent a bank agency agreement, in form and content reasonably satisfactory to the Agent and the Majority Lenders, pursuant to which such other bank or institution agrees to hold all such deposits for the benefit of the Lenders and subject to the security interest of the Agent for the benefit of the Lenders; provided, further, the Borrower and its Subsidiaries shall be permitted to maintain a certificate of deposit with Carolina First Bank in a principal amount not to exceed $500,000.00 for so long as the Borrower or its Subsidiaries have Permitted Indebtedness for Money Borrowed outstanding to Carolina First Bank.

SUBPART 2.7.  Amendment to Section 8.1.  Section 8.1 of the
Existing Credit Agreement is amended by adding the following new
Section 8.1(c), immediately following subsection 8.1(b):

(c)  Monthly Reports.    (i) As soon as practicable and in any
event within 30 days after the end of each monthly accounting period of each Fiscal Year of the Borrower, a company-prepared Consolidated balance sheet of the Borrower and each of its Consolidated Subsidiaries and a company-prepared consolidating balance sheet of the Borrower and each of its Consolidated Subsidiaries as at the end of such monthly period, together with related Consolidated and consolidating statements of income and retained earnings and of cash flows for such period, in each case setting forth in comparative form figures (except in the case of cash flows) as of the end of and for the corresponding period of the preceding Fiscal Year, all in reasonable form and detail acceptable to the Majority Lenders and the Agent, and accompanied by a certificate of the chief financial officer of the Borrower as being true and correct in all material respects and as having been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

(ii) Within 30 days after the end of each monthly accounting period of each Fiscal Year of the Borrower, a report of the Borrower analyzing (A) the aging of the Borrowers receivables and the inventory of Duck Head Apparel Company, Inc., each such report in reasonable form and detail acceptable to the Majority Lenders and the Agent, and accompanied by a certificate signed by the chief financial officer of the Borrower as being true and correct in all material respects, and (B) the amount of orders received by the Borrower and/or its Subsidiaries which have not been processed or for which shipments have not been made, reported in a form and manner as currently provided to the Agent and the Lenders.

(iii)  Accompanying the reports specified in preceding clauses
(i) and (ii), an updated, revised monthly report, projecting for the ensuing 90 days the cash position and availability of the Borrower and its Consolidated Subsidiaries, including without limitation a projection of weekly cash receipts and disbursements and projected weekly changes in net cash position, such reports to be in reasonable form and detail acceptable to the Majority Lenders and the Agent.

SUBPART 2.8.  Amendment to Section 8.10.  Section 8.10 of the
Existing Credit Agreement is amended to read in its entirety as follows:

Section 8.10.   Borrowing Base Reports.    On Thursday of each
calendar week, a Borrowing Base Report as of the end of the immediately preceding calendar week, substantially in the form of Exhibit N hereto and signed and certified by the chief financial officer of the Borrower to be true and correct in all material respects as of the date thereof. Each such Borrowing Base Report shall contain weekly updates of Eligible Receivables and monthly updates of Eligible Inventory and Eligible Equipment.

SUBPART 2.9.  Addition of  a New Section 8.11.   The Existing
Credit Agreement is amended by adding a new Section 8.11 which reads in its entirety as follows:

Section 8.11. Report of Consultant. As soon as practicable but in any event by February 15, 1997, the Borrower shall provide to the Agent and each of the Lenders a copy of each written report and all recommendations of the third party consultant previously described to the Agent and the Lenders concerning certain operational issues of the Borrower, together with such financial data and other financial information provided by such third party consultant to the Borrower supporting the conclusions and recommendations in such report. Upon the request of the Majority Lenders, the Borrower shall convene a meeting no later than March 15, 1997 at which all Lenders may attend in order to review and discuss in person such report, recommendations and other information with the third party consultant. The Borrower agrees to provide promptly to the Agent and each of the Lenders all future similar reports, recommendations and information.

SUBPART 2.10.   Amendment to Section 9.1(a).    Section 9.1(a) of
the Existing Credit Agreement is amended to read in its entirety as follows:

(a) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries as of the last day of any Fiscal Quarter to be less than $180,000,000, increased on a cumulative basis as of the last day of each Fiscal Quarter (beginning with the last day of the Fiscal Quarter ending March 31, 1997) by 90% of Consolidated Net Income (if positive) of the Borrower and its Consolidated Subsidiaries for the Fiscal Quarter then ending.

SUBPART 2.11.   Amendment to Section 9.1(b).   Section 9.1(b) of
the Existing Credit Agreement is amended to read in its entirety as follows:

(b) Leverage Ratio. The Leverage Ratio as of the end of the following Fiscal Quarters to be greater than the corresponding following amounts:

Fiscal Quarter Ending December 28, 19962.00 to 1.00
Fiscal Quarter Ending March 29, 19971.90 to 1.00
Fiscal Quarter Ending June 28, 1997 and1.80 to 1.00 as of the end of each Fiscal Quarter thereafter

SUBPART 2.12.   Amendment to Section 9.5.  Section 9.5 of the
Existing Credit Agreement is amended to read in its entirety as follows:

Section 9.5. Capital Expenditures. From and after November 29, 1996 through and including September 30, 1997, incur any Capital Expenditure, except for Capital Expenditures of the Borrower or any Subsidiary which, together with all other Capital Expenditures by the Borrower and its Consolidated Subsidiaries incurred during such period, do not exceed in the aggregate $15,000,000.

SUBPART 2.13.  Amendment to Section 9.11.  Section 9.11 of the
Existing Credit Agreement is amended to read in its entirety as follows:

Section 9.11. Sales and Leasebacks. Enter into any arrangement with any Person providing for its leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower or any of its Subsidiaries to such Person; provided, however, that Duck Head Apparel Company, Inc. may enter into a sale and leaseback of its distribution center located in Barrow County, Georgia provided that (i) such transaction is consummated on or before March 31, 1997 and (ii) such transaction is on terms and conditions reasonably satisfactory to the Agent and the Majority Lenders, including without limitation that the aggregate amount of Indebtedness for Money Borrowed in connection with such transaction shall not exceed $9,000,000; and provided further, that any lease described in paragraph (g) of the definition of Permitted Indebtedness for Money Borrowed may be the result of or structured as a sale and leaseback of the subject equipment.

SUBPART 2.14.  Amendment to Section 10.1(d).     Section 10.1(d)
of the Existing Credit Agreement is amended to read in its entirety as follows:

(d) Default in Performance. The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in

(i)  Article 9 (other than Section 9.4 or 9.8) or Section 7.1
(insofar as it requires the preservation of the corporate existence of the Borrower or any Significant Subsidiary), 7.9, 7.13, or 8.6; or

(ii) this Agreement or any other Loan Document (other than a default in the performance or observance of which is dealt with specifically elsewhere in this Section 10.1) and such default shall continue for a period of 15 days after written notice thereof has been given to the Borrower by the Agent.

PART III
AMENDMENTS TO BORROWER SECURITY AGREEMENT

The Borrower Security Agreement is hereby amended in accordance with this Part III. Except as so amended, the Borrower Security
Agreement shall continue in full force and effect.

SUBPART 3.1.  Amendment to Section 2.  Section 2 of the Borrower
Security Agreement is amended to read in its entirety as follows:

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 3 hereof), the Borrower hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title, and interest of the Borrower in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively the Collateral):

(a) All machinery, equipment, furniture and fixtures of every kind and description including, without limitation, all fixtures, accessories, tools, office furniture, furnishings, office equipment and trade fixtures;

(b) All accounts, all accounts receivable and all goods represented by or securing such accounts;

(c) All inventory, including, without limitation, all raw materials, all work in process and all goods held by the Borrower for sale or lease;

(d) All instruments, documents and chattel paper that arise from a sale of goods or services by the Borrower;

(e) The industrial revenue bond (the Bond) issued in connection with that certain indenture, dated as of May 26, 1994, among Florence County, South Carolina, Greenville County, South
Carolina and Marlboro County, South Carolina and the Borrower, as
Purchaser thereunder;

(f) All contract rights under the Factoring Agreements and the Bond Documents (collectively, the Contracts);

(g) All accessions and additions to, and substitutions and replacements of, any and all of the foregoing, whether now existing or hereafter arising, including, without limitation, all property conveyed to the Borrower pursuant to that certain escrow agreement, dated as of May 26, 1994, among the Escrow Agent, as named therein, Florence County, South Carolina, Greenville County, South Carolina, Marlboro County, South Carolina, the Borrower and Delta Mills, Inc.;

(h) All cash, deposits, deposit account balances, money, currency, legal tender, and cash equivalents of any kind or nature; and

(i) All proceeds and products of the foregoing and all insurance relating to the foregoing collateral and all proceeds thereof
(including, without limitation, insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

PART IV

AMENDMENT TO SUBSIDIARIES SECURITY AGREEMENT

The Subsidiaries Security Agreement is hereby amended in accordance with this Part IV. Except as so amended, the Subsidiaries Security Agreement shall continue in full force and effect.

SUBPART 4.1.   Amendments to Section 2.   Section 2 of the
Subsidiaries Security Agreement is amended to read in its entirety as follows:

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Subsidiary Guarantor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title, and interest of such Subsidiary Guarantor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively the Collateral):

(a) All machinery, equipment, furniture and fixtures of every kind and description including, without limitation, all fixtures, accessories, tools, office furniture, furnishings, office equipment and trade fixtures;

(b) All accounts, all accounts receivable and all goods represented by or securing such accounts;

(c) All inventory, including, without limitation, all raw materials, all work in process and all goods held by such Subsidiary Guarantor for sale or lease;

(d) All instruments, documents and chattel paper that arise from a sale of goods or services by such Subsidiary Guarantor;

(e) All contract rights under the Factoring Agreements and the Bond Documents (collectively, the Contracts);

(f) All accessions and additions to, and substitutions and replacements of, any and all of the foregoing, whether now existing or hereafter arising, including, without limitation, all property conveyed to Delta Mills, Inc. pursuant to that certain escrow agreement, dated as of May 26, 1994, among the Escrow Agent, as named therein, Florence County, South Carolina, Greenville County, South Carolina, Marlboro County, South Carolina, the Borrower and Delta Mills, Inc.;

(g) All cash, deposits, deposit account balances, money, currency, legal tender, and cash equivalents of any kind or nature; and

(h) All proceeds and products of the foregoing and all insurance relating to the foregoing collateral and all proceeds thereof
(including, without limitation, insurance proceeds payable on account of business interruption), whether now existing or hereafter arising.

SUBPART 4.2.  Amendments to Section 5.  Section 5 of the
Subsidiaries Security Agreement is amended by adding a new subsection (j) which reads in its entirety as follows:

(j) Subject to the Credit Agreement, maintain its primary depository and disbursement accounts (accounts with a depository in which funds of more than $25,000 in the aggregate at any time are on deposit) with the Agent or one of the Lenders; provided, however, that any Subsidiary Guarantor may maintain such depository and disbursement accounts with any bank or other financial institution other than the Agent or the Lenders if such bank or other institution has executed and delivered to the Agent a bank agency agreement, in form and content reasonably satisfactory to the Agent and the Majority Lenders, pursuant to which such other bank or institution agrees to hold all such deposits for the benefit of the Lenders and subject to the security interest of the Agent hereunder.

PART V

REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

 .Each Credit Party hereby represents and warrants to the Agent and to each Lender that:

 (i)each of the representations and warranties of the Borrower contained in the Amended Credit Agreement and in each other Loan
Document is true as of the date hereof (after giving effect to this Agreement);

(ii)no Default or Event of Default exists and is continuing , except the Existing Defaults; and

    (iii)since the date of the last financial statements of the Borrower delivered to Lenders, no material adverse change has occurred in the business, financial condition, operations or prospects of the Borrower other than as previously disclosed to the Lenders.

PART VI

CONDITIONS TO EFFECTIVENESS

SUBPART 6.1.  Effective Time of Amendments.   The amendments and
waivers set forth in this Agreement shall be and become effective as of the first Business Day upon which each of the conditions set forth in this Subpart 6.1 shall have been completed to the satisfaction of the Agent and the Lenders (the Amendment No. 2 Effective Date).

SUBPART 6.1.1. Execution of Agreement. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of the due execution of this Agreement on behalf of the Credit Parties and each of the Lenders.

SUBPART 6.1.2. Mortgages. The Agent shall have received the fully executed and notarized Mortgages for each of the real property assets designated on Schedule 1 (the Mortgaged Property) attached hereto and incorporated herein by reference, each such Mortgage being substantially in the form of the corresponding mortgage or deed of trust form for the respective
State as contained in Exhibit A to this Agreement. Each such Mortgage shall grant and convey to the Agent for the benefit of the Lenders (or as applicable, to a trustee for the benefit of the Agent and the Lenders) a valid first priority lien on the corresponding Mortgaged Property and shall be in recordable form, subject only to (a) Liens securing taxes, assessments, and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) which are not yet due and payable; (b) Liens or claims of materialmen and mechanics, incurred in the ordinary course of the Credit Parties business, payment of which is not yet due; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of the Mortgaged Property, which do not materially detract from the value of such Mortgaged Property as used by any of the Credit Parties or impair the use thereof in the business of any of the Credit Parties; and
(d) such other Liens as shall be reasonably acceptable to the Agent and the Majority Lenders. With respect to any Mortgaged Property that is a leasehold estate, unless in any such case the Credit Parties are unable after good faith efforts to obtain the same, the Agent shall have received (a) such estoppel letters, consents, and waivers from the landlords on such real property as may be reasonably required by the Agent, which estoppel letters shall be in form and substance reasonably satisfactory to the Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Agent has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage encumbering such leasehold interest to create a valid and enforceable first priority lien on such leasehold interest in favor of the Agent for the benefit of the Lenders.


SUBPART 6.1.3.  Legal Opinions.  The Agent shall have received
(a) an opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel to the Credit Parties, reasonably satisfactory in form and substance to the Agent and the Lenders, opining as to inter alia the due authorization, validity, and enforceability of this Agreement, and (b) an opinion of counsel (which counsel shall be reasonably satisfactory to the Agent) in each state in which Mortgaged Property is located with respect to the enforceability of the form of Mortgage recorded in such state and such other matters as the Agent and the Lenders may reasonably request, in form and substance reasonably satisfactory to the Agent and the Lenders.

SUBPART 6.1.4. Amendment Fees. The Agent shall have received from the Borrower, on the Amendment No. 2 Execution Date, for the account of each Lender, in immediately available funds, the amendment fee of 0.125% of each Lenders Commitment set forth in
Section 4.15(e) of the Amended Credit Agreement.

SUBPART 6.1.5. Corporate Action. The Agent shall have received certified copies of all corporate action taken by each Credit Party approving this Agreement and each of the documents executed and delivered in connection herewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement.)

SUBPART 6.1.6. Other Documents. The Agent shall have received such other documents relating to the transactions contemplated hereby as the Agent or counsel to the Agent may reasonably request of the Borrower in writing on or before the Amendment No.
2 Execution Date.

SUBPART 6.1.7. Expenses of Agent. The Borrower shall have (a) reimbursed the Agent for all reasonable out-of-pocket expenses of the Agent, including, without limitation, all reasonable fees and expenses of its attorneys, incurred in connection with the negotiation, preparation or execution of this Agreement, and (b) paid to the Agent the estimated recording costs and fees (as reasonably estimated by the Agent) for the filing and recordation of the Mortgages.

SUBPART 6.1.8. Bank Accounts. The Agent shall have received evidence which it deems of satisfactory form and content demonstrating that (i) subject to 7.13 of the Amended Credit Agreement, the Credit Parties have established and maintained in bank accounts with one or more of the Lenders all of their primary deposit and disbursement accounts, (ii) the Credit Parties have made from their existing cash balances payments sufficient to enable the Borrower to be in compliance with
Section 4.4(a)(i) of the Amended Credit Agreement, and (iii) that none of the Credit Parties maintains any material cash balances with any bank or other financial institution other than the Lenders, unless such other bank or financial institution has executed and delivered to the Agent for the benefit of the Lenders a bank agency agreement in form and content reasonably satisfactory to the Agent and the Majority Lenders. Together with other reasonable due diligence measures, the Agent may rely on a certificate of the chief financial officer of the Borrower stating that all such material cash balances of the Credit Parties have been deposited with one or more of the Lenders or with a bank or other financial institution which has executed and delivered a satisfactory bank agency agreement.

PART VII

WAIVER

Effective as of the Amendment No. 2 Effective Date, the Lenders hereby waive each of the Existing Defaults. Such waiver is effective only with respect to the Existing Defaults existing as of the Amendment No. 2 Execution Date and does not relate to or affect any prospective Default or Event of Default.

PART VIII

MISCELLANEOUS

SUBPART 8.1  Further Assurances.   As soon as practicable after
receipt of a written request from the Agent, and in any event not later than 30 days from the date such request is received by the Borrower, the Credit Parties shall cause to be delivered to the Agent, in form and content reasonably satisfactory to the Agent, all documents or other instruments incident to the transactions contemplated by this Agreement that in the reasonable judgment of the Agent are necessary to effect such transactions.

SUBPART 8.2 . Reaffirmation of Liens and Subsidiary Guaranty. The Credit Parties hereby reaffirm the liens and security interests created and granted pursuant to the Amended Credit Agreement and other Loan Documents and agree that this Agreement shall in no manner adversely affect or impair such liens and security interests. Each of the Subsidiary Guarantors hereby acknowledges and consents to the amendments made to the Existing Credit Agreement and the related Loan Documents, and further hereby reaffirms and restates its unconditional guaranty fully to the extent set forth in the Subsidiary Guaranty.

SUBPART 8.3. References. References in this Agreement to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement. As of the Amendment No. 2 Effective Date, all references in the Loan Documents to the Credit Agreement, the Borrower Security Agreement, or the Subsidiaries Security Agreement shall be deemed to refer to such document as amended by this Agreement.

SUBPART 8.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which constitute together one and the same agreement.

SUBPART 8.5. Governing Law. This Agreement shall be deemed to be a contract made under and governed by the internal laws and judicial decisions of the State of North Carolina without giving effect to the conflict of law principles thereof.

SUBPART 8.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 8.7. Entire Agreement. The Amended Credit Agreement, this Agreement, and the other Loan Documents, as amended hereby, constitute the entire contract among the parties relative to the subject matter hereof and thereof.

SUBPART 8.8. No Other Changes. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:

DELTA WOODSIDE INDUSTRIES, INC.

By: /s/    Bettis C. Rainsford
Title:     Executive Vice President


SUBSIDIARY GUARANTORS:

ALCHEM CAPITAL CORPORATION

By  /s/   Bettis C. Rainsford
Title:    Executive Vice President


DELTA MILLS, INC.

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


DUCK HEAD APPAREL COMPANY, INC.

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


CARGUD, SOCIEDAD ANONIMA

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


ARMONIA TEXTIL, SOCIEDAD ANONIMA

By /s/   Bettis C. Rainsford
Title:   Executive Vice President



NAUTILUS INTERNATIONAL, INC.

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


NAUTILUS DIRECT, INC.

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


DELTA CONSOLIDATED CORPORATION

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


DELTA MERCHANDISING, INC.

By /s/   Bettis C. Rainsford
Title:   Executive Vice President


DELTA APPAREL HONDURAS, S.A.

By /s/   Bettis C. Rainsford
Title:   Executive Vice President





[Remainder of this Page Left Blank]




















AGENT:

NATIONSBANK, N.A.

By: /s/   E. Phifer Helms
Title:    Senior Vice President


CO-AGENTS:

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION

By: /s/   Michael J. McKenney
Title:    Vice President


THE BANK OF NEW YORK

By: /s/   Ann Marie Beeble
Title:    Assistant Vice President


LENDERS:

NATIONSBANK, N.A.

By: /s/   E. Phiver Helms
Title:    Senior Vice President


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By: /s/   Michael J. McKenney
Title:    Vice President


THE BANK OF NEW YORK

By: /s/   Ann Marie Beeble
Title:    Assistant Vice President


FIRST UNION NATIONAL BANK OF SOUTH CAROLINA

By: /s/   Harry Farthing
Title:    Vice President


WACHOVIA BANK OF SOUTH CAROLINA

By: /s/   Suzanne Morrison
Title:    Assistant Vice President

THE CHASE MANHATTAN BANK
as successor by merger to The Chase
Manhattan Bank, N.A.

By: /s/   Jo Zalon Meer
Title:    Vice President


THE BANK OF NOVA SCOTIA

By:
Title:


PNC BANK, NATIONAL ASSOCIATION

By: /s/   Rose M. Crump
Title:    Vice President


FLEET BANK, N.A.

By: /s/   Thomas M. Fasano
Title:    Vice President



Schedule 1

Mortgaged Properties
                                                                         Approx.
                    Street Address         City,State       Utilization  Sq. Ft.
Textile Segment
Delta Mill
 Beattie        700 North Woods Dr      Fountain Inn, SC    Spin/Weave   390,000
 Furman         710 North Woods Dr      Fountain Inn, SC    Weave        116,000
 Estes          750 Estes Drive         Piedmont, SC        Spin/weave   332,000
 Delta 3        4351 Brick Yard Rd      Wallace, SC         Dye/finish   555,000
 Cypress        1728 N. Old River Rd.   Pamplico, SC        Spin         144,000
 Pamplico       1728 N. Old River Rd.   Pamplico, SC        Spin/weave   275,000
 Delta 2        4222 Delta Plant Road   Wallace, SC         Dye/finish   347,000
 Catawba        West Finger Street      Maiden, NC          Spin         115,000
Stevcoknit
 Carter         615 Wilmington Rd.      Wallace, NC         Dye/finish   485,000
 Holly          615 Wilmington Rd.      Wallace, NC         Knit/finish  224,000
 Rainsford      450 Rabbit Trail        Edgefield, SC       Spin         296,000
 Mickel         655 Old Greenvl Hwy.    Spartanburg, SC     Spin         207,000
Apparel Segment
Delta Apparel
 Maiden         408 South Main Ave.     Maiden, NC          Knit/dye/
                                                            finish/cut   305,000
 Washington     314 Water Street        Washington, GA      Sew          129,800
 Sandersville   1006 South Harris St.   Sandersville, GA    Sew           27,000
 Distribution
  Center        1201 Abiline Place      Knoxville, TN       Distribution 550,000
 Decatur        Jones Street            Decatur, TN         Sew           75,000
Fitness
  Equipment
Nautilus
 Nautilus       709 Power House Road    Independence, VA   Manufacturing 264,375

Total Estimated Value

Mortaged Properties
                                                             Owned
                 Approx      Contact         Phone            or     Estimated     Book
                 Acreage     Person         Number          Leased    Value       Value
Textile Segment
Delta Mills
  Beattie         112.00  K. Holsombeck  864-255-4118        Owned  8,200,000   9,641,000
  Furman           21.00  K. Holsombeck  864-255-4118        Owned  2,100,000   2,380,000
  Estes           114.00  K. Holsombeck  864-255-4118        Owned  5,000,000     163,000
  Delta 3         527.00  K. Holsombeck  864-255-4118        Owned  8,200,000   1,023,000
  Cypress           4.00  K. Holsombeck  864-255-4118        Owned  2,300,000     598,000
  Pamplico        520.00  K. Holsombeck  864-255-4118        Owned    500,000   3,953,000
  Delta 2         295.00  K. Holsombeck  864-255-4118        Owned  5,600,000   3,234,000
  Catawba          34.00  K. Holsombeck  864-255-4118        Owned  1,500,000     918,000
Stevcoknit
  Carter           72.00  Cliff Neal     864-879-6708      Owned    3,700,000           0
  Holly             3.00  Cliff Neal     864-879-6708      Owned    2,700,000           0
  Rainsford        43.00  Cliff Neal     864-879-6708      Owned    6,000,000   8,598,000
  Mickel           14.00  Cliff Neal     864-879-6708      Owned    5,000,000   5,809,000
Apparel Segment
Delta Apparel
  Maiden           45.00  D. Carrington  770-806-6800-815  Owned    4,300,000   2,152,000
  Washington        6.00  D. Carrington  770-806-6800-815  Owned      200,000     191,000
  Sandersville      5.00  D. Carrington  770-806-6800-815  Owned      200,000     182,000
  Distribution
   Center          21.00  D. Carrington  770-806-6800-815  Owned    3,000,000     101,000
  Decatur          11.00  D. Carrington  770-806-6800-815  Owned    1,396,000   1,176,000
Fitness Equipment
Nautilus
  Nautilus         54.66  Cindy Rudy     540-773-2881-218  Owned    4,092,250   4,337,000

Total Estimated Value                                              63,988,250  44,456,000

</TABLE)
EXHIBIT  A

Forms of Mortgages and Deeds of Trust

[South Carolina]
Drawn By and Return To:
#__
Moore & Van Allen, PLLC (DSW)
NationsBank Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina  28202-4003


THIS MORTGAGE COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES,
IS EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING
AND IS TO BE FILED IN THE REAL ESTATE RECORDS.


            MORTGAGE AND SECURITY AGREEMENT


STATE OF SOUTH CAROLINA

COUNTY OF _______________


THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made and entered into as of the _______ day of ____________, 1996, by and between

____________________________________, a ____________ corporation, whose address is ________________________________ (the  Grantor"
or  Mortgagor); and

NATIONSBANK, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent" or Mortgagee) for the lenders from time to time party to the Credit Agreement described herein
(the "Lenders") with a mailing address of 100 North Tryon Street,
NC1-007-08-11, Charlotte, North Carolina 28255.

WHEREAS, pursuant to that certain credit agreement, dated as of March 15, 1996, by and among Delta Woodside Industries, Inc. (the
Borrower), the lenders parties thereto from time to time (the
Lenders), NationsBank, N.A. as the agent for the Lenders, and Bank of America National Trust and Savings Association and The
Bank of New York as co-agents (as heretofore amended, the Existing Credit Agreement), the Lenders have made available to the Borrower certain revolving credit facilities (the Credit
Facilities);

WHEREAS, the Grantor is an indirect wholly-owned subsidiary of the Borrower and benefits from having access to working capital through the Credit Facilities and such Credit Facilities are critical to the ongoing business operations of the Grantor;

WHEREAS, the Grantor executed that certain Subsidiary Guaranty, dated as of March 15, 1996 (as amended, modified or restated from time to time, the Guaranty), guarantying pursuant to the terms thereof the repayment of the Credit Facilities;

WHEREAS, the Borrower is currently in default under the terms of the Existing Credit Agreement;

WHEREAS, the Borrower, the Lenders, the Collateral Agent, the
Grantor, and the other Subsidiary Guarantors have executed that certain Second Amendment and Waiver Agreement, dated as of December 20, 1996, pursuant to which the Lenders have agreed inter alia to waive certain outstanding defaults under the Existing Credit Agreement and to amend certain provisions of the Existing Credit Agreement (as amended, the Credit Agreement), and the Borrower has agreed inter alia to cause the Grantor to execute and deliver this Mortgage; and

WHEREAS, the Grantor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference.

W I T N E S S E T H:


In order to secure the payment of its obligations under the Guaranty together with any renewals or extensions or modifications thereof upon the same or different terms and also to secure in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina (1976): (i) all future advances and readvances that may subsequently be made to the Borrower by the Lenders evidenced by any promissory notes given in connection with the Credit Agreement, and all renewals and extensions thereof; and (ii) all other indebtedness of the Grantor or the Borrower to the Lenders, now or hereafter existing, whether direct or indirect, including without limitation the Secured
Obligations and Indebtedness (as such terms are hereinafter defined) the maximum amount of all indebtedness outstanding at any one time secured hereby not to exceed $248,500,000, plus interest thereon, all charges and expenses of collection incurred by Collateral Agent including court costs and reasonable attorney's fees,

The Grantor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, irrevocably grants, mortgages, remises, aliens, assigns and conveys to the Collateral
Agent and the Collateral Agent's successors and assigns, subject to the further terms of this Mortgage, all of the Grantor's right, title and interest (thereunder or otherwise) in and to the following described land, real property interests, buildings, improvements, fixtures, furniture and appliances and other personal property:

(a)All that tract or parcel of land and other real property interests in __________ County, South Carolina more particularly described in Exhibit A attached hereto and made a part hereof
(the "Land"); and

(b)All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the
"Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Grantor and attached to or contained in and used in connection with the Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the "Tangible Personalty") and all proceeds of the Tangible Personalty (hereinafter, the Land, Improvements and Tangible Personalty may be collectively referred to as the "Premises").

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Collateral Agent and the Collateral Agent's successors and assigns to secure the indebtedness herein recited.

And, as additional security for said indebtedness, the Grantor hereby conditionally assigns to the Collateral Agent all right, title and interest of the Grantor in and to the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the "Rents and Profits"), reserving only the right to the Grantor to collect and enjoy the same as long as there shall exist no Event of Default (as defined in Article III).

As additional collateral and further security for said indebtedness, the Grantor does hereby assign to the Collateral
Agent and grants to the Collateral Agent a security interest in all of the right, title and interest of the Grantor in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, or other contracts, licenses and permits now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Grantor agrees to execute and deliver to the Collateral Agent such additional instruments, in form and substance reasonably satisfactory to the Collateral Agent, as may hereafter be reasonably requested by the Collateral Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Collateral Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Collateral Agent any obligation with respect thereto. Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that (a) such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible
Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted as a matter of law or under the terms of the license, lease or other agreement applicable thereto.

All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty and the Intangible Personalty, this Mortgage shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Collateral
Agent.  In that regard, the Grantor grants to the Collateral
Agent all of the rights and remedies of a secured party under the South Carolina Uniform Commercial Code and grants to the
Collateral Agent a security interest in all of the Tangible
Personalty and Intangible Personalty.

The Grantor and the Collateral Agent covenant, represent and agree as follows:


ARTICLE I

Secured Obligations

1.1Obligations Secured. NationsBank, N.A., as agent (the Agent) for the Lenders, the Lenders, the co-agents named therein, and the Borrower executed that certain Credit Agreement dated as of March 15, 1996, as amended by that certain Amendment and Waiver, dated as of May 20, 1996, and further amended by that certain
Second Amendment and Waiver Agreement, dated as of December 20,
1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Credit Agreement) pursuant to which the Lenders have provided a working capital credit facility to the Borrower of up to $248,500,000 (hereinafter the loans and extensions of credit thereunder may be called the "Loans"); terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement); which Loans are evidenced by
(i) those revolving credit promissory notes of the Borrower (as referenced and defined in the Credit Agreement, and as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes" or "Notes"), under which sums may be advanced, paid back or readvanced and (ii) to the extent provided in the Credit Agreement those letters of credit for the account of the Borrower or the Subsidiary Guarantors (as referenced in the Credit Agreement, the "Letters of Credit").
To support the repayment of the Loans, the Grantor, and each other Subsidiary Guarantor, has executed that certain Subsidiary
Guaranty, dated as of March 15, 1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Subsidiary Guaranty), pursuant to which the Subsidiary
Guarantors (including without limitation the Grantor) have guaranteed, subject to the terms of the Subsidiary Guaranty, the repayment in full of the Loans. This Mortgage is given to secure:

(a) all present and future indebtedness, obligations and liabilities of the Grantor under or in connection with the Subsidiary Guaranty or any other Loan Documents;

(b) all indebtedness of the Grantor owing to the Lenders now or hereafter issued in connection with this Mortgage, any other Loan
Documents, or any other instruments or documents executed by the Grantor relating to any Loan Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals, and/or substitutions of any of the foregoing; and

(c) all expenses and charges, legal and otherwise, reasonably incurred by the Collateral Agent and/or the Lenders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

All of the foregoing obligations and indebtedness is collectively referred to herein as the Secured Obligations or the Indebtedness.


ARTICLE II

The Grantor's Covenants, Representations and Agreements

2.1Title to Property. The Grantor represents and warrants to the Collateral Agent that (i) it is the owner of the Tangible
Personalty (to the extent such Tangible Personalty does not constitute fixtures), and has the right to convey the same, (ii) that as of the date hereof title to such property is free and clear of all encumbrances except (a) any Lien for real estate taxes or water and sewer charges that are not due and payable,
(b) all easements, restrictions, and other matters of record
(other than any Liens) which affect the Land without materially impairing the use or value thereof, (c) special assessments which are or may be pending, but which have not become a Lien, (d) such matters as would be shown on a current and accurate survey of the Land (other than a Lien) which do not materially impair the use or value of the Land, and (e) any matter shown on Exhibit B attached hereto which is reasonably satisfactory to the Agent and the Majority Lenders (collectively, the "Permitted
Encumbrances"), and (iii) it will warrant and defend the title to such property except for the Permitted Encumbrances against the claims of all Persons. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Grantor represents and warrants that it has title to such property, that title as of the date hereof to such property is free and clear of all encumbrances except for the Permitted Encumbrances, that it has the right to convey such property and that it will warrant and defend such property except for the Permitted Encumbrances against the claims of all Persons.

2.2Taxes and Fees.  Subject to Section 7.6 of the Credit
Agreement, the Grantor will pay timely all material taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other material charges or fees relating to the Premises against it or the Premises (and the Grantor, upon request of the Collateral Agent, will submit to the Collateral Agent receipts evidencing said payments).

2.3Reimbursement. The Grantor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3 or 2.6 hereof, then the Collateral
Agent, at its option, may pay or procure the same and will give the Grantor prompt notice of any such expenditures. The Grantor will reimburse the Collateral Agent upon demand for any sums of money paid by the Collateral Agent pursuant to this Section, together with interest on each such payment at the default rate of interest provided in the Credit Agreement, and all such sums and interest thereon shall be secured hereby.

2.4Additional Documents. The Grantor agrees to execute and deliver to the Collateral Agent, concurrently with the execution of this Mortgage and upon the request of the Collateral Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Grantor hereby irrevocably
(as long as any Loans or Letters of Credit remain outstanding or the Commitments have not been terminated) makes, constitutes and appoints the Collateral Agent as the true and lawful attorney of the Grantor to sign the name of the Grantor on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests.

2.5Sale or Encumbrance. Except in the ordinary course of business and except as permitted by the Credit Agreement, the Grantor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Grantor sells or otherwise disposes of any of the Tangible Personalty in contravention of the foregoing sentence, the Collateral Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Mortgage.

2.6Fees and Expenses. The Grantor will promptly pay upon demand any and all reasonable and actual costs and expenses of the Collateral Agent, (a) as required under the Credit Agreement and
(b) as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Mortgage or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be secured hereby.

2.7Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Collateral Agent, the Grantor shall not, except as permitted by the Credit Agreement or as shall not materially affect the value or impair the use of the Premises, enter into, cancel, surrender or materially modify or permit the cancellation of any material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other material contract, license or permit now or hereafter affecting the Premises, or materially modify any of said instruments, or accept or permit to be made, any prepayment
(more than one month) of any installment of rent or fees thereunder. Certified copies of each such approved material lease or other material agreement not previously delivered to the Collateral Agent shall be submitted to the Collateral Agent as soon as possible. The Grantor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said agreements, now or hereafter existing, on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder.

2.8Maintenance of Premises. The Grantor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained (subject to reconstruction periods after the occurrence of an act of God), the Premises in good condition and repair, reasonable wear and tear excepted.

2.9Insurance.

(a)Liability: The Grantor covenants to maintain or cause to be maintained general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Premises. The policies must be from a company and in forms and amounts reasonably satisfactory to the Collateral Agent.

(b)Casualty: The Grantor shall, at its own cost, keep all buildings now or hereafter comprising a part of the Premises insured against loss or damage by fire and such other insurable risks, casualties and hazards as the Collateral Agent may from time to time specify. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral Agent.

(c)Flood: If any part of the Improvements are located in an area having "special flood hazards", a flood insurance policy naming the Collateral Agent as mortgagee must be submitted to the Collateral Agent. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral
Agent.

(d)Delivery of Policies and Renewals: The Grantor agrees to deliver to the Collateral Agent, upon the request of the Collateral Agent, as additional security hereto, a copy of the policies of such insurance pursuant to subsections (a), (b), and
(c) hereof, and any insurance policies required by the terms of the Credit Agreement or the other Loan Documents. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. In the event the Grantor fails to maintain insurance as required hereunder the Collateral Agent has the right to procure such insurance whether or not the Grantor's failure to maintain such insurance constitutes an Event of Default (as defined in Article III) or an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default. Any amounts paid by the Collateral Agent for insurance shall be due and payable to the Collateral Agent upon demand and shall be secured by this Mortgage.

(e)Proof of Loss; Claims Settlement: In the event of a material loss, the Grantor shall give prompt notice thereof to the insurance carrier and the Collateral Agent. Subject to the rights of the holder of any prior Permitted Encumbrance, Grantor shall have the right to adjust and compromise any loss under any insurance policies maintained with regard to this Premises, provided that any settlement with regard to any such loss shall be subject to the Collateral Agent's prior approval (which shall not be unreasonably withheld); provided further, however, that if Grantor fails to so adjust and compromise or if, prior to such adjustment and compromise, a Default or an Event of Default occurs under any of the Loan Documents, then Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section. Subject to the rights of the holder of any prior Permitted Encumbrance, each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral
Agent during the continuance of a Default or an Event of Default.
In the event any insurance company fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantors agent and attorney-in-fact so to do. The Collateral Agent is hereby authorized, in its sole discretion, to collect the proceeds of any insurance claims during the continuance of a Default or an Event of Default.

(f)Use of Proceeds: Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted Encumbrance, the proceeds of any insurance or any part thereof to restoration or repair of the property damaged.

2.10Releases and Waivers. The Grantor agrees that no release by the Collateral Agent or the Lenders of any of the Grantor's successors in title from liability on the Secured Obligations, no release by the Collateral Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Lenders or the Collateral Agent to collect on the Secured Obligations, or any part thereof, no waiver of any right granted or remedy available to the Collateral Agent or the Lenders and no action taken or not taken by the Collateral Agent or the Lenders shall in any way diminish the Grantor's obligation to the Collateral
Agent and the Lenders or have the effect of releasing the Grantor, or any successor to the Grantor, from full responsibility to the Collateral Agent or the Lenders for the complete discharge of each and every of the Grantor's obligations hereunder or under the Credit Agreement or any of the other Loan
Documents.

2.11.Eminent Domain.

(a)Participation in Proceedings: Grantor shall promptly notify the Collateral Agent of any actual or threatened initiation of any eminent domain proceeding as to any material part of the Premises and shall deliver to the Collateral Agent copies of any and all papers served or received in connection with such proceedings, and the Collateral Agent shall have the right, at its option, to participate in such proceedings at the expense of Grantor (including, without limitation, the Collateral Agent's reasonable attorneys' fees) and Grantor will execute such documents and take such other steps as required to permit such participation.

(b)Right to Settle Claims: In the event of a condemnation or similar proceeding, the Grantor shall give prompt notice thereof to the Collateral Agent. Grantor shall have the right to adjust, compromise and otherwise negotiate an award with regard to any such proceeding, provided that any settlement with regard to any such proceeding shall be subject to the Majority Lenders prior approval (which shall not be unreasonably withheld); provided, however, that if Grantor fails to so negotiate or if, prior to the conclusion of such negotiation, a Default or an Event of Default occurs under any of the Loan Documents, then the Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to negotiate the award with regard to any such proceeding. Subject to the rights of the holder of any prior Permitted Encumbrance, each governmental unit making any such award is hereby authorized and directed to make payment of all such awards directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral Agent during the continuance of a Default or an Event of Default. In the event any governmental unit fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such award or proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such award or proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantor's agent and attorney-in-fact so to do. The Collateral
Agent is hereby authorized, in its sole discretion, to collect the award or proceeds of any such condemnation or similar proceeding and is hereby authorized to apply the same to the outstanding balance of the Secured Obligations during the continuance of a Default or an Event of Default. Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted
Encumbrance, the award or proceeds of any such condemnation or similar proceeding to the replacement of the affected property.

(c)Further Assignments: The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Collateral Agent to assure the effectiveness of this Section. During the continuance of a Default or an Event of Default, the Collateral Agent may apply any condemnation awards or proceeds to the outstanding balance of the Secured
Obligations.

2.12Environmental Assessment. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with a current environmental assessment of the Premises. Such assessment shall be in a form satisfactory to the Collateral Agent and from an environmental engineer or consultant reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an environmental assessment, and all fees, costs and expenses associated with the Collateral Agent's obtaining such report shall be added to the amount of the Secured
Obligations and be secured by this Mortgage.

2.13Appraisal. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) June 30, 1997, and upon request of the Majority Lenders and the Collateral Agent, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) a current written appraisal or reappraisal of the Premises. Such appraisal shall be prepared in accordance with reasonable written instructions from the Collateral Agent and prepared by a qualified appraiser reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an appraisal, and all fees, costs and expenses associated with the Collateral Agent's obtaining such appraisal shall be added to the amount of the Secured Obligations and be secured by this Mortgage.

2.14Survey. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) current surveys of the Land. Such surveys shall be prepared in accordance with written instructions from the Collateral Agent and prepared by a qualified surveyor reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such surveys, and all fees, costs and expenses associated with the Collateral
Agent's obtaining such surveys shall be added to the amount of the Secured Obligations and be secured by this Mortgage.

2.15Title Policies. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with ALTA mortgagee title insurance policies issued by a title insurer reasonably satisfactory to the Collateral Agent, in amounts not less than the amounts designated for the Premises on Schedule 1 to the Second Amendment and Waiver, assuring the Collateral Agent and the Lenders that this Mortgage creates a valid and enforceable first priority mortgage lien on the Premises, free and clear of all defects and encumbrances excepted Permitted Encumbrances and subject to a standard survey exception, which such title policies shall be in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders and shall provide for such affirmative insurance and such reinsurance as the Collateral
Agent may reasonably request.

2.16Environmental Indemnification. The Grantor covenants and agrees with regard to the Premises that it will (i) conduct and complete all investigations, studies, sampling and testing and all remedial, removal, and other actions necessary to clean up and remove all Contaminants on, from, or affecting the Premises
(A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the reasonable satisfaction of the Collateral Agent, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Collateral Agent and each of the Lenders, their respective employees, agents, officers, and directors (except to the extent arising from the Collateral Agents or such Lenders gross negligence or willful misconduct) from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limit, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind of nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Contaminant which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (B) any personal injury
(including wrongful death) or property damage (real or personal) arising out of or related to such Contaminants; (C) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Contaminants, and/or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Collateral
Agent or any of the Lenders set forth herein or in any of the Loan Documents, which are based upon or in any way related to such Contaminants. For the purposes hereof, the term
"Contaminants" shall mean any substance, material or waste the generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority in any jurisdiction in which the Grantor has owned, leased or operated real property or disposed of hazardous materials, or by the United States government, including any material or substance which is (a) defined as a "contaminant," "hazardous waste,"
"hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" or other similar term or phrase under any such law, (b) petroleum, (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water
Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (d) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.
(42 U.S.C. 6903 or (e) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. 9601, et seq. (42
U.S.C. 6901). Except as disclosed in writing to the Agent and the Lenders on or prior to the date hereof, to the best of Grantors knowledge and belief, the Premises and its current use and all off-site disposals by the Grantor of any Contaminants comply in all material respects with all Environmental Laws.


ARTICLE III

Event of Default

An Event of Default shall exist under the terms of this Mortgage upon the existence of an Event of Default under the terms of the Credit Agreement.

ARTICLE IV

Foreclosure
4.1Acceleration of Loan; Foreclosure. Upon the occurrence and during the continuance of an Event of Default and otherwise in compliance with Section 10.2 of the Credit Agreement, the entire balance of the Loans and Letters of Credit and any other obligations due under the Loan Documents, including all accrued interest, shall, at the option of the Collateral Agent, become immediately due and payable. Upon failure to pay the Loans and Letters of Credit or reimburse any other amounts due under the Loan Documents in full at any stated or accelerated maturity, the Collateral Agent may foreclose the lien of this Mortgage by judicial or nonjudicial proceeding in a manner permitted by applicable law. The Grantor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

4.2Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied as follows: first, to all costs and expenses of the Collateral
Agent (including without limitation reasonable attorney's fees and expenses) incurred in connection with the implementation and/or enforcement of this Mortgage and/or any of the other Loan
Documents; second, to all costs and expenses of the Lenders
(including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Mortgage and/or any of the other Loan
Documents; third, to such of the Secured Obligations as consist of accrued but unpaid interest and fees; fourth, to the principal amount of the Secured Obligations; fifth, to all other amounts payable with respect to the Secured Obligations; and sixth, to the payment of surplus, if any, to whomever may be lawfully entitled to receive such surplus. The Grantor shall remain liable to the Lenders for any deficiency.


ARTICLE V

Additional Rights and Remedies of the Collateral Agent

5.1Rights Upon Maturity or an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, immediately and without additional notice and without liability therefor to the Grantor and to the extent permitted by applicable law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Mortgage and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Mortgage; (e) enter into leases demising the Premises or any part thereof; (f) take steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Mortgage, the Credit Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Collateral Agent were equitable owner of the Premises.
The Grantor also agrees that any of the foregoing rights and remedies of the Collateral Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Collateral Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived with the consent of the Majority Lenders or the Lenders (as required by the Credit Agreement) or until foreclosure and the conveyance of the Premises or until the Indebtedness secured hereby is satisfied or paid in full and the Commitments are terminated.

5.2Appointment of Receiver. If upon the maturity of any of the Loans or Letters of Credit or any other amounts or obligations under the Loan Documents, the same remain unpaid, or upon the occurrence and continuance of an Event of Default, the Collateral
Agent as a matter of right shall be entitled to the appointment of a receiver or receivers for all or any part of the Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the indebtedness secured hereby, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of the indebtedness secured hereby, and the Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Collateral Agent. Nothing herein is to be construed to deprive the Collateral Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by the Collateral Agent in connection with any such receivership shall be a demand obligation (which obligation the Grantor hereby promises to pay) owing by the Grantor to the Collateral Agent pursuant to this Mortgage.

5.3Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Collateral
Agent stated anywhere in the Notes, this Mortgage, the Credit
Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Mortgage, in the Notes, in the Credit Agreement and in the other
Loan Documents are cumulative and may, at the election of the Collateral Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

5.4Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantor's heirs, devises, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser;
and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.


ARTICLE VI

General Conditions

6.1Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Lender" shall include any of the Persons identified as a "Lender" on the signature pages to the Credit Agreement, and any Person which may become a Lender by way of assignment in accordance with the terms of the Credit
Agreement, together with their successors and assigns. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

6.2Notices. All notices and other communications required to be given hereunder shall have been duly given and shall be effective
(i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business
Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto.

to the Grantor:

to the Collateral Agent:




6.3Severability. If any provision of this Mortgage is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Mortgage nor the intent of any provision hereof.

6.5Conflicting Terms. In the event the terms and conditions of this Mortgage conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit
Agreement shall control and supersede the provisions of this Mortgage with respect to such conflicts.

6.6GOVERNING LAW. This Mortgage shall be governed by and construed in accordance with the internal law of the State of North Carolina; provided, however, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Premises and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Premises is located. In the event of a conflict between the laws of the State of North Carolina and such internal law with respect to creation, perfection and enforcement of the lien and security interest created by this Mortgage, the laws of the state in which the Premises is located shall govern.


PROVIDED ALWAYS, and it is the true intent and meaning of the Grantor and the Collateral Agent, that if the Grantor, its successors and assigns, shall pay or cause to be paid and discharged unto the Collateral Agent, its successors and assigns, the Secured Obligations according to the terms of this Mortgage and the Loan Documents, then this Mortgage shall cease, determine and be void, otherwise it shall remain in full force and virtue.
And it is agreed, by and between the Grantor and the Collateral
Agent, that the Grantor is to hold and enjoy the said premises until an Event of Default shall occur under the terms of this Mortgage.

IN WITNESS WHEREOF, the Grantor has executed this Mortgage under seal as of the above written date.


_______________________________________
a ________________ corporation


By:
Name:
Title:
[Corporate Seal]
Signed, sealed and delivered
in the presence of (as to
all signatures)


______________________________________
____________________, Witness


______________________________________
____________________, Witness
STATE OF _____________________

COUNTY OF ___________________


I, ___________________________, a Notary Public for
_________________________, do hereby certify
that___________________, the  ____________________ of
___________________________________ personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this _____ day of December, 1996.

____________________________[SEAL]
Signature of Notary Public
My commission expires:_______________


EXHIBIT A

[Legal Description]

NOTE:The Legal Description must contain a proper derivation clause to meet recordation requirements.



[Virginia]
Drawn By and Return To:
#__
Moore & Van Allen, PLLC (DSW)
NationsBank Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina  28202-4003

          THIS IS A CREDIT LINE DEED OF TRUST
          COLLATERAL IS OR INCLUDES FIXTURES


COMMONWEALTH OF VIRGINIA
COUNTY OF _______________


THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is made and entered into as of the _______ day of ____________, 1996, by and between

____________________________________, a ____________ corporation, whose
address is ________________________________ (the  Grantor" or
Mortgagor); and

JAMES S. MATHEWS of the City of Norfolk, Virginia (the  Trustee);
and

NATIONSBANK, N.A., in its capacity as collateral agent (in such capacity, the
"Collateral Agent" or Mortgagee) for the lenders from time to time party to the Credit Agreement described herein (the
"Lenders") with a mailing address of 100 North Tryon Street, NC1-
007-08-11, Charlotte, North Carolina 28255.

WHEREAS, pursuant to that certain credit agreement, dated as of March 15, 1996, by and among Delta Woodside Industries, Inc. (the
Borrower), the lenders parties thereto from time to time (the
Lenders), NationsBank, N.A. as the agent for the Lenders, and Bank of America National Trust and Savings Association and The
Bank of New York as co-agents (as heretofore amended, the Existing Credit Agreement), the Lenders have made available to the Borrower certain revolving credit facilities (the Credit
Facilities);

WHEREAS, the Grantor is an indirect wholly-owned subsidiary of the Borrower and benefits from having access to working capital through the Credit Facilities and such Credit Facilities are critical to the ongoing business operations of the Grantor;

WHEREAS, the Grantor executed that certain Subsidiary Guaranty, dated as of March 15, 1996 (as amended, modified or restated from time to time, the Guaranty), guarantying pursuant to the terms thereof the repayment of the Credit Facilities;

WHEREAS, the Borrower is currently in default under the terms of the Existing Credit Agreement;

WHEREAS, the Borrower, the Lenders, the Collateral Agent, the
Grantor, and the other Subsidiary Guarantors have executed that certain Second Amendment and Waiver Agreement, dated as of December 20, 1996, pursuant to which the Lenders have agreed inter alia to waive certain outstanding defaults under the Existing Credit Agreement and to amend certain provisions of the Existing Credit Agreement (as amended, the Credit Agreement), and the Borrower has agreed inter alia to cause the Grantor to execute and deliver this Deed of Trust; and

WHEREAS, the Grantor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference.

W I T N E S S E T H:


The Grantor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, irrevocably grants, mortgages, remises, aliens, assigns and conveys to the Trustee and the Trustees successors and assigns, subject to the further terms of this Deed of Trust, all of the Grantors right, title and interest (thereunder or otherwise) in and to the following described land, real property interests, buildings, improvements, fixtures, furniture, and appliances and other personal property:

(a)All that tract or parcel of land and other real property interests in __________ County, Virginia, more particularly described in Exhibit A attached hereto and made a part hereof
(the "Land"); and

(b)All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the
"Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Grantor and attached to or contained in and used in connection with the Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the "Tangible Personalty") and all proceeds of the Tangible Personalty (hereinafter, the Land, Improvements and Tangible Personalty may be collectively referred to as the "Premises").

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Collateral Agent and the Collateral Agent's successors and assigns to secure the indebtedness herein recited.

And, as additional security for said indebtedness, the Grantor hereby conditionally assigns to the Collateral Agent all right, title and interest of the Grantor in and to the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the "Rents and Profits"), reserving only the right to the Grantor to collect and enjoy the same as long as there shall exist no Event of Default (as defined in Article III).

As additional collateral and further security for said indebtedness, the Grantor does hereby assign to the Collateral
Agent and grants to the Collateral Agent a security interest in all of the right, title and interest of the Grantor in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, or other contracts, licenses and permits now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Grantor agrees to execute and deliver to the Collateral Agent such additional instruments, in form and substance reasonably satisfactory to the Collateral Agent, as may hereafter be reasonably requested by the Collateral Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Collateral Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Collateral Agent any obligation with respect thereto. Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that (a) such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible
Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted as a matter of law or under the terms of the license, lease or other agreement applicable thereto.

All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty and the Intangible Personalty, this Deed of
Trust shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Collateral Agent. In that regard, the Grantor grants to the Collateral Agent all of the rights and remedies of a secured party under the South Carolina Uniform Commercial Code and grants to the Collateral Agent a security interest in all of the Tangible Personalty and Intangible Personalty.

The Grantor, the Trustee, and the Collateral Agent covenant, represent and agree as follows:


ARTICLE I

Secured Obligations

1.1Obligations Secured. NationsBank, N.A., as agent (the Agent) for the Lenders, the Lenders, the co-agents named therein, and the Borrower executed that certain Credit Agreement dated as of March 15, 1996, as amended by that certain Amendment and Waiver, dated as of May 20, 1996, and further amended by that certain
Second Amendment and Waiver Agreement, dated as of December 20,
1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Credit Agreement) pursuant to which the Lenders have provided a working capital credit facility to the Borrower of up to $248,500,000 (hereinafter the loans and extensions of credit thereunder may be called the "Loans"); terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement); which Loans are evidenced by
(i) those revolving credit promissory notes of the Borrower (as referenced and defined in the Credit Agreement, and as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes" or "Notes"), under which sums may be advanced, paid back or readvanced and (ii) to the extent provided in the Credit Agreement those letters of credit for the account of the Borrower or the Subsidiary Guarantors (as referenced in the Credit Agreement, the "Letters of Credit").
To support the repayment of the Loans, the Grantor, and each other Subsidiary Guarantor, has executed that certain Subsidiary
Guaranty, dated as of March 15, 1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Subsidiary Guaranty), pursuant to which the Subsidiary
Guarantors (including without limitation the Grantor) have guaranteed, subject to the terms of the Subsidiary Guaranty, the repayment in full of the Loans. This Deed of Trust is given to secure:

(a) all present and future indebtedness, obligations and liabilities of the Grantor under or in connection with the Subsidiary Guaranty or any other Loan Documents;

(b) all indebtedness of the Grantor owing to the Lenders now or hereafter issued in connection with this Deed of Trust, any other
Loan Documents, or any other instruments or documents executed by the Grantor relating to any Loan Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals, and/or substitutions of any of the foregoing; and

(c) all expenses and charges, legal and otherwise, reasonably incurred by the Collateral Agent and/or the Lenders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

All of the foregoing obligations and indebtedness is collectively referred to herein as the Secured Obligations or the Indebtedness.


ARTICLE II

The Grantor's Covenants, Representations and Agreements

2.1Title to Property. The Grantor represents and warrants to the Collateral Agent that (i) it is the owner of the Tangible
Personalty (to the extent such Tangible Personalty does not constitute fixtures), and has the right to convey the same, (ii) that as of the date hereof title to such property is free and clear of all encumbrances except (a) any Lien for real estate taxes or water and sewer charges that are not due and payable,
(b) all easements, restrictions, and other matters of record
(other than any Liens) which affect the Land without materially impairing the use or value thereof, (c) special assessments which are or may be pending, but which have not become a Lien, (d) such matters as would be shown on a current and accurate survey of the Land (other than a Lien) which do not materially impair the use or value of the Land, and (e) any matter shown on Exhibit B attached hereto which is reasonably satisfactory to the Agent and the Majority Lenders (collectively, the "Permitted
Encumbrances"), and (iii) it will warrant and defend the title to such property except for the Permitted Encumbrances against the claims of all Persons. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Grantor represents and warrants that it has title to such property, that title as of the date hereof to such property is free and clear of all encumbrances except for the Permitted Encumbrances, that it has the right to convey such property and that it will warrant and defend such property except for the Permitted Encumbrances against the claims of all Persons.

2.2Taxes and Fees.  Subject to Section 7.6 of the Credit
Agreement, the Grantor will pay timely all material taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other material charges or fees relating to the Premises against it or the Premises (and the Grantor, upon request of the Collateral Agent, will submit to the Collateral Agent receipts evidencing said payments).

2.3Reimbursement. The Grantor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3 or 2.6 hereof, then the Collateral
Agent, at its option, may pay or procure the same and will give the Grantor prompt notice of any such expenditures. The Grantor will reimburse the Collateral Agent upon demand for any sums of money paid by the Collateral Agent pursuant to this Section, together with interest on each such payment at the default rate of interest provided in the Credit Agreement, and all such sums and interest thereon shall be secured hereby.

2.4Additional Documents. The Grantor agrees to execute and deliver to the Collateral Agent, concurrently with the execution of this Deed of Trust and upon the request of the Collateral
Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Grantor hereby irrevocably
(as long as any Loans or Letters of Credit remain outstanding or the Commitments have not been terminated) makes, constitutes and appoints the Collateral Agent as the true and lawful attorney of the Grantor to sign the name of the Grantor on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests.

2.5Sale or Encumbrance. Except in the ordinary course of business and except as permitted by the Credit Agreement, the Grantor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Grantor sells or otherwise disposes of any of the Tangible Personalty in contravention of the foregoing sentence, the Collateral Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Deed of Trust.

2.6Fees and Expenses. The Grantor will promptly pay upon demand any and all reasonable and actual costs and expenses of the Collateral Agent, (a) as required under the Credit Agreement and
(b) as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Deed of Trust or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be secured hereby.

2.7Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Collateral Agent, the Grantor shall not, except as permitted by the Credit Agreement or as shall not materially affect the value or impair the use of the Premises, enter into, cancel, surrender or materially modify or permit the cancellation of any material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other material contract, license or permit now or hereafter affecting the Premises, or materially modify any of said instruments, or accept or permit to be made, any prepayment
(more than one month) of any installment of rent or fees thereunder. Certified copies of each such approved material lease or other material agreement not previously delivered to the Collateral Agent shall be submitted to the Collateral Agent as soon as possible. The Grantor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said agreements, now or hereafter existing, on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder.

2.8Maintenance of Premises. The Grantor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained (subject to reconstruction periods after the occurrence of an act of God), the Premises in good condition and repair, reasonable wear and tear excepted.

2.9Insurance.

(a)Liability: The Grantor covenants to maintain or cause to be maintained general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Premises. The policies must be from a company and in forms and amounts reasonably satisfactory to the Collateral Agent.

(b)Casualty: The Grantor shall, at its own cost, keep all buildings now or hereafter comprising a part of the Premises insured against loss or damage by fire and such other insurable risks, casualties and hazards as the Collateral Agent may from time to time specify. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral Agent.

(c)Flood: If any part of the Improvements are located in an area having "special flood hazards", a flood insurance policy naming the Collateral Agent as Deed of Trust must be submitted to the Collateral Agent. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral
Agent.

(d)Delivery of Policies and Renewals: The Grantor agrees to deliver to the Collateral Agent, upon the request of the Collateral Agent, as additional security hereto, a copy of the policies of such insurance pursuant to subsections (a), (b), and
(c) hereof, and any insurance policies required by the terms of the Credit Agreement or the other Loan Documents. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. In the event the Grantor fails to maintain insurance as required hereunder the Collateral Agent has the right to procure such insurance whether or not the Grantor's failure to maintain such insurance constitutes an Event of Default (as defined in Article III) or an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default. Any amounts paid by the Collateral Agent for insurance shall be due and payable to the Collateral Agent upon demand and shall be secured by this Deed of Trust.

(e)Proof of Loss; Claims Settlement: In the event of a material loss, the Grantor shall give prompt notice thereof to the insurance carrier and the Collateral Agent. Subject to the rights of the holder of any prior Permitted Encumbrance, Grantor shall have the right to adjust and compromise any loss under any insurance policies maintained with regard to this Premises, provided that any settlement with regard to any such loss shall be subject to the Collateral Agent's prior approval (which shall not be unreasonably withheld); provided further, however, that if Grantor fails to so adjust and compromise or if, prior to such adjustment and compromise, a Default or an Event of Default occurs under any of the Loan Documents, then Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section. Subject to the rights of the holder of any prior Permitted Encumbrance, each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral
Agent during the continuance of a Default or an Event of Default.
In the event any insurance company fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantors agent and attorney-in-fact so to do. The Collateral Agent is hereby authorized, in its sole discretion, to collect the proceeds of any insurance claims during the continuance of a Default or an Event of Default.

(f)Use of Proceeds: Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted Encumbrance, the proceeds of any insurance or any part thereof to restoration or repair of the property damaged.

2.10Releases and Waivers. The Grantor agrees that no release by the Collateral Agent or the Lenders of any of the Grantor's successors in title from liability on the Secured Obligations, no release by the Collateral Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Lenders or the Collateral Agent to collect on the Secured Obligations, or any part thereof, no waiver of any right granted or remedy available to the Collateral Agent or the Lenders and no action taken or not taken by the Collateral Agent or the Lenders shall in any way diminish the Grantor's obligation to the Collateral
Agent and the Lenders or have the effect of releasing the Grantor, or any successor to the Grantor, from full responsibility to the Collateral Agent or the Lenders for the complete discharge of each and every of the Grantor's obligations hereunder or under the Credit Agreement or any of the other Loan
Documents.

2.11.Eminent Domain.

(a)Participation in Proceedings: Grantor shall promptly notify the Collateral Agent of any actual or threatened initiation of any eminent domain proceeding as to any material part of the Premises and shall deliver to the Collateral Agent copies of any and all papers served or received in connection with such proceedings, and the Collateral Agent shall have the right, at its option, to participate in such proceedings at the expense of Grantor (including, without limitation, the Collateral Agent's reasonable attorneys' fees) and Grantor will execute such documents and take such other steps as required to permit such participation.

(b)Right to Settle Claims: In the event of a condemnation or similar proceeding, the Grantor shall give prompt notice thereof to the Collateral Agent. Grantor shall have the right to adjust, compromise and otherwise negotiate an award with regard to any such proceeding, provided that any settlement with regard to any such proceeding shall be subject to the Majority Lenders prior approval (which shall not be unreasonably withheld); provided, however, that if Grantor fails to so negotiate or if, prior to the conclusion of such negotiation, a Default or an Event of Default occurs under any of the Loan Documents, then the Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to negotiate the award with regard to any such proceeding. Subject to the rights of the holder of any prior Permitted Encumbrance, each governmental unit making any such award is hereby authorized and directed to make payment of all such awards directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral Agent during the continuance of a Default or an Event of Default. In the event any governmental unit fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such award or proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such award or proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantor's agent and attorney-in-fact so to do. The Collateral
Agent is hereby authorized, in its sole discretion, to collect the award or proceeds of any such condemnation or similar proceeding and is hereby authorized to apply the same to the outstanding balance of the Secured Obligations during the continuance of a Default or an Event of Default. Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted
Encumbrance, the award or proceeds of any such condemnation or similar proceeding to the replacement of the affected property.

(c)Further Assignments: The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Collateral Agent to assure the effectiveness of this Section. During the continuance of a Default or an Event of Default, the Collateral Agent may apply any condemnation awards or proceeds to the outstanding balance of the Secured
Obligations.

2.12Environmental Assessment. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with a current environmental assessment of the Premises. Such assessment shall be in a form satisfactory to the Collateral Agent and from an environmental engineer or consultant reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an environmental assessment, and all fees, costs and expenses associated with the Collateral Agent's obtaining such report shall be added to the amount of the Secured
Obligations and be secured by this Deed of Trust.

2.13Appraisal. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) June 30, 1997, and upon request of the Majority Lenders and the Collateral Agent, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) a current written appraisal or reappraisal of the Premises. Such appraisal shall be prepared in accordance with reasonable written instructions from the Collateral Agent and prepared by a qualified appraiser reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an appraisal, and all fees, costs and expenses associated with the Collateral Agent's obtaining such appraisal shall be added to the amount of the Secured Obligations and be secured by this Deed of Trust.

2.14Survey. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) current surveys of the Land. Such surveys shall be prepared in accordance with written instructions from the Collateral Agent and prepared by a qualified surveyor reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such surveys, and all fees, costs and expenses associated with the Collateral
Agent's obtaining such surveys shall be added to the amount of the Secured Obligations and be secured by this Deed of Trust.

2.15Title Policies. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with ALTA Deed of Trust title insurance policies issued by a title insurer reasonably satisfactory to the Collateral Agent, in amounts not less than the amounts designated for the Premises on Schedule 1 to the Second Amendment and Waiver, assuring the Collateral Agent and the Lenders that this Deed of Trust creates a valid and enforceable first priority Deed of Trust lien on the Premises, free and clear of all defects and encumbrances excepted Permitted
Encumbrances and subject to a standard survey exception, which such title policies shall be in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders and shall provide for such affirmative insurance and such reinsurance as the Collateral Agent may reasonably request.

2.16Environmental Indemnification. The Grantor covenants and agrees with regard to the Premises that it will (i) conduct and complete all investigations, studies, sampling and testing and all remedial, removal, and other actions necessary to clean up and remove all Contaminants on, from, or affecting the Premises
(A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the reasonable satisfaction of the Collateral Agent, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Collateral Agent and each of the Lenders, their respective employees, agents, officers, and directors (except to the extent arising from the Collateral Agents or such Lenders gross negligence or willful misconduct) from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limit, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind of nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Contaminant which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (B) any personal injury
(including wrongful death) or property damage (real or personal) arising out of or related to such Contaminants; (C) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Contaminants, and/or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Collateral
Agent or any of the Lenders set forth herein or in any of the Loan Documents, which are based upon or in any way related to such Contaminants. For the purposes hereof, the term
"Contaminants" shall mean any substance, material or waste the generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority in any jurisdiction in which the Grantor has owned, leased or operated real property or disposed of hazardous materials, or by the United States government, including any material or substance which is (a) defined as a "contaminant," "hazardous waste,"
"hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" or other similar term or phrase under any such law, (b) petroleum, (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water
Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (d) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.
(42 U.S.C. 6903 or (e) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. 9601, et seq. (42
U.S.C. 6901). Except as disclosed in writing to the Agent and the Lenders on or prior to the date hereof, to the best of Grantors knowledge and belief, the Premises and its current use and all off-site disposals by the Grantor of any Contaminants comply in all material respects with all Environmental Laws.


ARTICLE III

Event of Default

An Event of Default shall exist under the terms of this Deed of Trust upon the existence of an Event of Default under the terms of the Credit Agreement.

ARTICLE IV

Foreclosure
4.1Acceleration of Loan; Foreclosure. Upon the occurrence and during the continuance of an Event of Default and otherwise in compliance with Section 10.2 of the Credit Agreement, the entire balance of the Loans and Letters of Credit and any other obligations due under the Loan Documents, including all accrued interest, shall, at the option of the Collateral Agent, become immediately due and payable. Upon failure to pay the Loans and Letters of Credit or reimburse any other amounts due under the Loan Documents in full at any stated or accelerated maturity, the Collateral Agent may foreclose the lien of this Deed of Trust by judicial or nonjudicial proceeding in a manner permitted by applicable law. The Grantor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

4.2Power of Sale.   The Trustee is hereby granted a power of sale
and may sell the Premises (together with the Rents and Profits and Intangible Personalty), or such part or parts thereof or interests therein as the Collateral Agent may select after first having given such notice of hearing as to commencement of
foreclosure proceedings and obtained such findings or leave of court as then may be required by law and then having given such notice and advertised the time and place of such sale in such manner as then may be provided by law, and upon such sale and any resale and upon compliance with the law then relating to
foreclosure proceedings, to convey title to the purchaser.

4.3Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied as follows: first, to all costs and expenses of the Collateral
Agent (including without limitation reasonable attorney's fees and expenses) incurred in connection with the implementation and/or enforcement of this Deed of Trust and/or any of the other
Loan Documents; second, to all costs and expenses of the Lenders
(including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Deed of Trust and/or any of the other Loan
Documents; third, to such of the Secured Obligations as consist of accrued but unpaid interest and fees; fourth, to the principal amount of the Secured Obligations; fifth, to all other amounts payable with respect to the Secured Obligations; and sixth, to the payment of surplus, if any, to whomever may be lawfully entitled to receive such surplus. The Grantor shall remain liable to the Lenders for any deficiency.


ARTICLE V

Additional Rights and Remedies of the Collateral Agent

5.1Rights Upon Maturity or an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, immediately and without additional notice and without liability therefor to the Grantor and to the extent permitted by applicable law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Deed of Trust and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (e) enter into leases demising the Premises or any part thereof; (f) take steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Deed of Trust, the Credit Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Collateral Agent were equitable owner of the Premises.
The Grantor also agrees that any of the foregoing rights and remedies of the Collateral Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Collateral Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived with the consent of the Majority Lenders or the Lenders (as required by the Credit Agreement) or until foreclosure and the conveyance of the Premises or until the Indebtedness secured hereby is satisfied or paid in full and the Commitments are terminated.

5.2Appointment of Receiver. If upon the maturity of any of the Loans or Letters of Credit or any other amounts or obligations under the Loan Documents, the same remain unpaid, or upon the occurrence and continuance of an Event of Default, the Collateral
Agent as a matter of right shall be entitled to the appointment of a receiver or receivers for all or any part of the Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the indebtedness secured hereby, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of the indebtedness secured hereby, and the Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Collateral Agent. Nothing herein is to be construed to deprive the Collateral Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by the Collateral Agent in connection with any such receivership shall be a demand obligation (which obligation the Grantor hereby promises to pay) owing by the Grantor to the Collateral Agent pursuant to this Deed of Trust.

5.3Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Collateral
Agent stated anywhere in the Notes, this Deed of Trust, the Credit Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Deed of Trust, in the Notes, in the Credit Agreement and in the other Loan Documents are cumulative and may, at the election of the Collateral Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

5.4Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantor's heirs, devises, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser;
and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

5.5 Substitute Trustee. The Trustee may resign by an instrument in writing addressed to the Collateral Agent, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by the Collateral Agent in case of the death, resignation, removal, or disqualification of the Trustee, or if for any reason the Collateral Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then the Collateral Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Collateral Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Premises is fully and finally sold hereunder. If the Collateral
Agent is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Premises shall vest in the named successor or substitute trustee who shall thereupon succeed to, and shall hold, possess and execute all rights, powers, privileges, immunities and duties herein conferred upon the Trustee. All references herein to Trustee shall be deemed to refer to the Trustee (including any successor or substitute trustee appointed and designated as herein provided) from time to time acting hereunder.

5.6No Liability of Trustee. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever (including Trustees negligence), except for the Trustees gross negligence or willful misconduct. The
Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be take by it hereunder, believed by it in good faith to be genuine. All moneys received by the Trustee until used or applied as herein provided, shall be held in trust for the purposes for which they were received but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by it hereunder. The Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, in this trust shall do lawfully by virtue hereof and the Grantor will reimburse the Trustee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties in accordance with the terms hereof (except any liability or expense resulting directly from the Trustees gross negligence or willful misconduct). The foregoing indemnity shall not terminate upon discharge of the secured indebtedness or foreclosure, or relase or other termination, of this Deed of Trust.

ARTICLE VI

General Conditions

6.1Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Lender" shall include any of the Persons identified as a "Lender" on the signature pages to the Credit Agreement, and any Person which may become a Lender by way of assignment in accordance with the terms of the Credit
Agreement, together with their successors and assigns. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

6.2Notices. All notices and other communications required to be given hereunder shall have been duly given and shall be effective
(i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business
Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto.

to the Grantor:

to the Collateral Agent:

to the Trustee:


6.3Severability. If any provision of this Deed of Trust is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Deed of Trust nor the intent of any provision hereof.

6.5Conflicting Terms. In the event the terms and conditions of this Deed of Trust conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit
Agreement shall control and supersede the provisions of this Deed of Trust with respect to such conflicts.

6.6GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the internal law of the State of North Carolina; provided, however, that the provisions of this Deed of Trust relating to the creation, perfection and enforcement of the lien and security interest created by this Deed of Trust in respect of the Premises and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Deed of Trust, shall be governed by and construed in accordance with the internal law of the state where the Premises is located. In the event of a conflict between the laws of the State of North Carolina and such internal law with respect to creation, perfection and enforcement of the lien and security interest created by this Deed of Trust, the laws of the state in which the Premises is located shall govern.


6.7  Virginia Statutory Provisions.  With respect to the
Premises, notwithstanding anything contained herein to the contrary:

(a) Statutory Short Form References. The following provisions of Section 55-59.2 and 55-60 of the Code of Virginia 1954, as amended (the Virginia Code), are hereby incorporated herein by reference:

Exemptions waived.
Subject to call upon default.
Renewal or extension permitted.
Reinstatement permitted.
Right of anticipation reserved on the terms set forth in the Notes.
Priority in direct order of maturity.
Substitution of Virginia Trustee permitted with or without cause pursuant to provisions of Section 26-49 of the Virginia Code.

(b) Application of the Proceeds. The Trustee shall receive the proceeds of any sale, no purchaser being required to see to the application of the proceeds, except as may otherwise be provided in Section 58.1-3340 of the Virginia Code, and apply the same in the manner required by Section 55-59.4 of the Virginia Code.

(c) Any Trustee May Act. If more than one Trustee is appointed under this Deed of Trust, all rights granted to and all powers conferred upon the Trustee hereunder may be exercised by both or either of the Trustees.

IN WITNESS WHEREOF, the Grantor has executed this Deed of Trust under seal as of the above written date.


_______________________________________
a ________________ corporation


By:
Name:
Title:
Attest:


By:____________________________

Title:___________________________

[Corporate Seal]
COMMONWEALTH OF VIRGINIA

COUNTY OF ___________________


I, ___________________________, a Notary Public for
_________________________, do hereby certify
that___________________, the  ____________________ of
___________________________________ personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this _____ day of December, 1996.

____________________________[SEAL]
Signature of Notary Public
My commission expires:_______________


EXHIBIT A

[Legal Description]

NOTE:The Legal Description must contain a proper derivation clause to meet recordation requirements.


[North Carolina]
Drawn By and Return To:
#__
Moore & Van Allen, PLLC (DSW)
NationsBank Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina  28202-4003

STATE OF NORTH CAROLINA

COUNTY OF _______________


         DEED OF TRUST AND SECURITY AGREEMENT


THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is made and entered into as of the _______ day of ____________, 1996, by and between

____________________________________, a ____________ corporation, whose
address is ________________________________ (the  Grantor" or
Mortgagor); and

DAVID S. WALLS of the County of Mecklenburg, Charlotte, North
Carolina
( Trustee); and

NATIONSBANK, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent" or Mortgagee) for the lenders from time to time party to the Credit Agreement described herein
(the "Lenders") with a mailing address of 100 North Tryon Street,
NC1-007-08-11, Charlotte, North Carolina 28255.

WHEREAS, pursuant to that certain credit agreement, dated as of March 15, 1996, by and among Delta Woodside Industries, Inc. (the
Borrower), the lenders parties thereto from time to time (the
Lenders), NationsBank, N.A. as the agent for the Lenders, and Bank of America National Trust and Savings Association and The
Bank of New York as co-agents (as heretofore amended, the Existing Credit Agreement), the Lenders have made available to the Borrower certain revolving credit facilities (the Credit
Facilities);

WHEREAS, the Grantor is an indirect wholly-owned subsidiary of the Borrower and benefits from having access to working capital through the Credit Facilities and such Credit Facilities are critical to the ongoing business operations of the Grantor;

WHEREAS, the Grantor executed that certain Subsidiary Guaranty, dated as of March 15, 1996 (as amended, modified or restated from time to time, the Guaranty), guarantying pursuant to the terms thereof the repayment of the Credit Facilities;

WHEREAS, the Borrower is currently in default under the terms of the Existing Credit Agreement;

WHEREAS, the Borrower, the Lenders, the Collateral Agent, the
Grantor, and the other Subsidiary Guarantors have executed that certain Second Amendment and Waiver Agreement, dated as of December 20, 1996, pursuant to which the Lenders have agreed inter alia to waive certain outstanding defaults under the Existing Credit Agreement and to amend certain provisions of the Existing Credit Agreement (as amended, the Credit Agreement), and the Borrower has agreed inter alia to cause the Grantor to execute and deliver this Deed of Trust; and

WHEREAS, the Grantor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference.

W I T N E S S E T H:


The Grantor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, irrevocably grants, mortgages, remises, aliens, assigns and conveys to the Trustee and the Trustees successors and assigns, subject to the further terms of this Deed of Trust, all of the Grantors right, title and interest (thereunder or otherwise) in and to the following described land, real property interests, buildings, improvements, fixtures, furniture, and appliances and other personal property:

(a)All that tract or parcel of land and other real property interests in __________ County, North Carolina, more particularly described in Exhibit A attached hereto and made a part hereof
(the "Land"); and

(b)All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the
"Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Grantor and attached to or contained in and used in connection with the Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the "Tangible Personalty") and all proceeds of the Tangible Personalty (hereinafter, the Land, Improvements and Tangible Personalty may be collectively referred to as the "Premises").

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Collateral Agent and the Collateral Agent's successors and assigns to secure the indebtedness herein recited.

And, as additional security for said indebtedness, the Grantor hereby conditionally assigns to the Collateral Agent all right, title and interest of the Grantor in and to the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the "Rents and Profits"), reserving only the right to the Grantor to collect and enjoy the same as long as there shall exist no Event of Default (as defined in Article III).

As additional collateral and further security for said indebtedness, the Grantor does hereby assign to the Collateral
Agent and grants to the Collateral Agent a security interest in all of the right, title and interest of the Grantor in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, or other contracts, licenses and permits now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Grantor agrees to execute and deliver to the Collateral Agent such additional instruments, in form and substance reasonably satisfactory to the Collateral Agent, as may hereafter be reasonably requested by the Collateral Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Collateral Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Collateral Agent any obligation with respect thereto. Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that (a) such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible
Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted as a matter of law or under the terms of the license, lease or other agreement applicable thereto.

All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty and the Intangible Personalty, this Deed of
Trust shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Collateral Agent. In that regard, the Grantor grants to the Collateral Agent all of the rights and remedies of a secured party under the South Carolina Uniform Commercial Code and grants to the Collateral Agent a security interest in all of the Tangible Personalty and Intangible Personalty.

The Grantor, the Trustee, and the Collateral Agent covenant, represent and agree as follows:


ARTICLE I

Secured Obligations

1.1Obligations Secured. NationsBank, N.A., as agent (the Agent) for the Lenders, the Lenders, the co-agents named therein, and the Borrower executed that certain Credit Agreement dated as of March 15, 1996, as amended by that certain Amendment and Waiver, dated as of May 20, 1996, and further amended by that certain
Second Amendment and Waiver Agreement, dated as of December 20,
1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Credit Agreement) pursuant to which the Lenders have provided a working capital credit facility to the Borrower of up to $248,500,000 (hereinafter the loans and extensions of credit thereunder may be called the "Loans"); terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement); which Loans are evidenced by
(i) those revolving credit promissory notes of the Borrower (as referenced and defined in the Credit Agreement, and as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes" or "Notes"), under which sums may be advanced, paid back or readvanced and (ii) to the extent provided in the Credit Agreement those letters of credit for the account of the Borrower or the Subsidiary Guarantors (as referenced in the Credit Agreement, the "Letters of Credit").
To support the repayment of the Loans, the Grantor, and each other Subsidiary Guarantor, has executed that certain Subsidiary
Guaranty, dated as of March 15, 1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Subsidiary Guaranty), pursuant to which the Subsidiary
Guarantors (including without limitation the Grantor) have guaranteed, subject to the terms of the Subsidiary Guaranty, the repayment in full of the Loans. This Deed of Trust is given to secure:

(a) all present and future indebtedness, obligations and liabilities of the Grantor under or in connection with the Subsidiary Guaranty or any other Loan Documents;

(b) all indebtedness of the Grantor owing to the Lenders now or hereafter issued in connection with this Deed of Trust, any other
Loan Documents, or any other instruments or documents executed by the Grantor relating to any Loan Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals, and/or substitutions of any of the foregoing; and

(c) all expenses and charges, legal and otherwise, reasonably incurred by the Collateral Agent and/or the Lenders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

All of the foregoing obligations and indebtedness is collectively referred to herein as the Secured Obligations or the Indebtedness.

1.2  Amount of Secured Obligations/Future Advances.  This Deed of
Trust secures all present and future disbursements comprising the Secured Obligations. The amount of the present disbursement secured hereby is Two Hundred Forty-Eight Million Five Hundred
Thousand Dollars ($248,500,000.00), and the maximum principal amount which may be secured hereby at any one time is ____________________ Dollars ($______________). The time period within which such future disbursements are to be made is the period between the date hereof and the date fifteen (15) years from the date hereof. Disbursements secured hereby shall not be required to be evidenced by a written instrument or notation as described in Section 45-68(2) of the North Carolina General
Statutes, it being the intent of the parties that the requirement of Section 45-68(2) for a written instrument or notation for each advance shall not be applicable to disbursements made under the Notes or the Letters of Credit.

ARTICLE II

The Grantor's Covenants, Representations and Agreements

2.1Title to Property. The Grantor represents and warrants to the Collateral Agent that (i) it is the owner of the Tangible
Personalty (to the extent such Tangible Personalty does not constitute fixtures), and has the right to convey the same, (ii) that as of the date hereof title to such property is free and clear of all encumbrances except (a) any Lien for real estate taxes or water and sewer charges that are not due and payable,
(b) all easements, restrictions, and other matters of record
(other than any Liens) which affect the Land without materially impairing the use or value thereof, (c) special assessments which are or may be pending, but which have not become a Lien, (d) such matters as would be shown on a current and accurate survey of the Land (other than a Lien) which do not materially impair the use or value of the Land, and (e) any matter shown on Exhibit B attached hereto which is reasonably satisfactory to the Agent and the Majority Lenders (collectively, the "Permitted
Encumbrances"), and (iii) it will warrant and defend the title to such property except for the Permitted Encumbrances against the claims of all Persons. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Grantor represents and warrants that it has title to such property, that title as of the date hereof to such property is free and clear of all encumbrances except for the Permitted Encumbrances, that it has the right to convey such property and that it will warrant and defend such property except for the Permitted Encumbrances against the claims of all Persons.

2.2Taxes and Fees.  Subject to Section 7.6 of the Credit
Agreement, the Grantor will pay timely all material taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other material charges or fees relating to the Premises against it or the Premises (and the Grantor, upon request of the Collateral Agent, will submit to the Collateral Agent receipts evidencing said payments).

2.3Reimbursement. The Grantor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3 or 2.6 hereof, then the Collateral
Agent, at its option, may pay or procure the same and will give the Grantor prompt notice of any such expenditures. The Grantor will reimburse the Collateral Agent upon demand for any sums of money paid by the Collateral Agent pursuant to this Section, together with interest on each such payment at the default rate of interest provided in the Credit Agreement, and all such sums and interest thereon shall be secured hereby.

2.4Additional Documents. The Grantor agrees to execute and deliver to the Collateral Agent, concurrently with the execution of this Deed of Trust and upon the request of the Collateral
Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Grantor hereby irrevocably
(as long as any Loans or Letters of Credit remain outstanding or the Commitments have not been terminated) makes, constitutes and appoints the Collateral Agent as the true and lawful attorney of the Grantor to sign the name of the Grantor on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests.

2.5Sale or Encumbrance. Except in the ordinary course of business and except as permitted by the Credit Agreement, the Grantor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Grantor sells or otherwise disposes of any of the Tangible Personalty in contravention of the foregoing sentence, the Collateral Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Deed of Trust.

2.6Fees and Expenses. The Grantor will promptly pay upon demand any and all reasonable and actual costs and expenses of the Collateral Agent, (a) as required under the Credit Agreement and
(b) as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Deed of Trust or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be secured hereby.

2.7Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Collateral Agent, the Grantor shall not, except as permitted by the Credit Agreement or as shall not materially affect the value or impair the use of the Premises, enter into, cancel, surrender or materially modify or permit the cancellation of any material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other material contract, license or permit now or hereafter affecting the Premises, or materially modify any of said instruments, or accept or permit to be made, any prepayment
(more than one month) of any installment of rent or fees thereunder. Certified copies of each such approved material lease or other material agreement not previously delivered to the Collateral Agent shall be submitted to the Collateral Agent as soon as possible. The Grantor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said agreements, now or hereafter existing, on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder.

2.8Maintenance of Premises. The Grantor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained (subject to reconstruction periods after the occurrence of an act of God), the Premises in good condition and repair, reasonable wear and tear excepted.

2.9Insurance.

(a)Liability: The Grantor covenants to maintain or cause to be maintained general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Premises. The policies must be from a company and in forms and amounts reasonably satisfactory to the Collateral Agent.

(b)Casualty: The Grantor shall, at its own cost, keep all buildings now or hereafter comprising a part of the Premises insured against loss or damage by fire and such other insurable risks, casualties and hazards as the Collateral Agent may from time to time specify. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral Agent.

(c)Flood: If any part of the Improvements are located in an area having "special flood hazards", a flood insurance policy naming the Collateral Agent as Deed of Trust must be submitted to the Collateral Agent. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral
Agent.

(d)Delivery of Policies and Renewals: The Grantor agrees to deliver to the Collateral Agent, upon the request of the Collateral Agent, as additional security hereto, a copy of the policies of such insurance pursuant to subsections (a), (b), and
(c) hereof, and any insurance policies required by the terms of the Credit Agreement or the other Loan Documents. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. In the event the Grantor fails to maintain insurance as required hereunder the Collateral Agent has the right to procure such insurance whether or not the Grantor's failure to maintain such insurance constitutes an Event of Default (as defined in Article III) or an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default. Any amounts paid by the Collateral Agent for insurance shall be due and payable to the Collateral Agent upon demand and shall be secured by this Deed of Trust.

(e)Proof of Loss; Claims Settlement: In the event of a material loss, the Grantor shall give prompt notice thereof to the insurance carrier and the Collateral Agent. Subject to the rights of the holder of any prior Permitted Encumbrance, Grantor shall have the right to adjust and compromise any loss under any insurance policies maintained with regard to this Premises, provided that any settlement with regard to any such loss shall be subject to the Collateral Agent's prior approval (which shall not be unreasonably withheld); provided further, however, that if Grantor fails to so adjust and compromise or if, prior to such adjustment and compromise, a Default or an Event of Default occurs under any of the Loan Documents, then Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section. Subject to the rights of the holder of any prior Permitted Encumbrance, each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral
Agent during the continuance of a Default or an Event of Default.
In the event any insurance company fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantors agent and attorney-in-fact so to do. The Collateral Agent is hereby authorized, in its sole discretion, to collect the proceeds of any insurance claims during the continuance of a Default or an Event of Default.

(f)Use of Proceeds: Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted Encumbrance, the proceeds of any insurance or any part thereof to restoration or repair of the property damaged.

2.10Releases and Waivers. The Grantor agrees that no release by the Collateral Agent or the Lenders of any of the Grantor's successors in title from liability on the Secured Obligations, no release by the Collateral Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Lenders or the Collateral Agent to collect on the Secured Obligations, or any part thereof, no waiver of any right granted or remedy available to the Collateral Agent or the Lenders and no action taken or not taken by the Collateral Agent or the Lenders shall in any way diminish the Grantor's obligation to the Collateral
Agent and the Lenders or have the effect of releasing the Grantor, or any successor to the Grantor, from full responsibility to the Collateral Agent or the Lenders for the complete discharge of each and every of the Grantor's obligations hereunder or under the Credit Agreement or any of the other Loan
Documents.

2.11.Eminent Domain.

(a)Participation in Proceedings: Grantor shall promptly notify the Collateral Agent of any actual or threatened initiation of any eminent domain proceeding as to any material part of the Premises and shall deliver to the Collateral Agent copies of any and all papers served or received in connection with such proceedings, and the Collateral Agent shall have the right, at its option, to participate in such proceedings at the expense of Grantor (including, without limitation, the Collateral Agent's reasonable attorneys' fees) and Grantor will execute such documents and take such other steps as required to permit such participation.

(b)Right to Settle Claims: In the event of a condemnation or similar proceeding, the Grantor shall give prompt notice thereof to the Collateral Agent. Grantor shall have the right to adjust, compromise and otherwise negotiate an award with regard to any such proceeding, provided that any settlement with regard to any such proceeding shall be subject to the Majority Lenders prior approval (which shall not be unreasonably withheld); provided, however, that if Grantor fails to so negotiate or if, prior to the conclusion of such negotiation, a Default or an Event of Default occurs under any of the Loan Documents, then the Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to negotiate the award with regard to any such proceeding. Subject to the rights of the holder of any prior Permitted Encumbrance, each governmental unit making any such award is hereby authorized and directed to make payment of all such awards directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral Agent during the continuance of a Default or an Event of Default. In the event any governmental unit fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such award or proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such award or proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantor's agent and attorney-in-fact so to do. The Collateral
Agent is hereby authorized, in its sole discretion, to collect the award or proceeds of any such condemnation or similar proceeding and is hereby authorized to apply the same to the outstanding balance of the Secured Obligations during the continuance of a Default or an Event of Default. Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted
Encumbrance, the award or proceeds of any such condemnation or similar proceeding to the replacement of the affected property.

(c)Further Assignments: The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Collateral Agent to assure the effectiveness of this Section. During the continuance of a Default or an Event of Default, the Collateral Agent may apply any condemnation awards or proceeds to the outstanding balance of the Secured
Obligations.

2.12Environmental Assessment. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with a current environmental assessment of the Premises. Such assessment shall be in a form satisfactory to the Collateral Agent and from an environmental engineer or consultant reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an environmental assessment, and all fees, costs and expenses associated with the Collateral Agent's obtaining such report shall be added to the amount of the Secured
Obligations and be secured by this Deed of Trust.

2.13Appraisal. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) June 30, 1997, and upon request of the Majority Lenders and the Collateral Agent, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) a current written appraisal or reappraisal of the Premises. Such appraisal shall be prepared in accordance with reasonable written instructions from the Collateral Agent and prepared by a qualified appraiser reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an appraisal, and all fees, costs and expenses associated with the Collateral Agent's obtaining such appraisal shall be added to the amount of the Secured Obligations and be secured by this Deed of Trust.

2.14Survey. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) current surveys of the Land. Such surveys shall be prepared in accordance with written instructions from the Collateral Agent and prepared by a qualified surveyor reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such surveys, and all fees, costs and expenses associated with the Collateral
Agent's obtaining such surveys shall be added to the amount of the Secured Obligations and be secured by this Deed of Trust.

2.15Title Policies. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with ALTA Deed of Trust title insurance policies issued by a title insurer reasonably satisfactory to the Collateral Agent, in amounts not less than the amounts designated for the Premises on Schedule 1 to the Second Amendment and Waiver, assuring the Collateral Agent and the Lenders that this Deed of Trust creates a valid and enforceable first priority Deed of Trust lien on the Premises, free and clear of all defects and encumbrances excepted Permitted
Encumbrances and subject to a standard survey exception, which such title policies shall be in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders and shall provide for such affirmative insurance and such reinsurance as the Collateral Agent may reasonably request.

2.16Environmental Indemnification. The Grantor covenants and agrees with regard to the Premises that it will (i) conduct and complete all investigations, studies, sampling and testing and all remedial, removal, and other actions necessary to clean up and remove all Contaminants on, from, or affecting the Premises
(A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the reasonable satisfaction of the Collateral Agent, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Collateral Agent and each of the Lenders, their respective employees, agents, officers, and directors (except to the extent arising from the Collateral Agents or such Lenders gross negligence or willful misconduct) from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limit, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind of nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Contaminant which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (B) any personal injury
(including wrongful death) or property damage (real or personal) arising out of or related to such Contaminants; (C) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Contaminants, and/or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Collateral
Agent or any of the Lenders set forth herein or in any of the Loan Documents, which are based upon or in any way related to such Contaminants. For the purposes hereof, the term
"Contaminants" shall mean any substance, material or waste the generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority in any jurisdiction in which the Grantor has owned, leased or operated real property or disposed of hazardous materials, or by the United States government, including any material or substance which is (a) defined as a "contaminant," "hazardous waste,"
"hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" or other similar term or phrase under any such law, (b) petroleum, (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water
Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (d) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.
(42 U.S.C. 6903 or (e) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. 9601, et seq. (42
U.S.C. 6901). Except as disclosed in writing to the Agent and the Lenders on or prior to the date hereof, to the best of Grantors knowledge and belief, the Premises and its current use and all off-site disposals by the Grantor of any Contaminants comply in all material respects with all Environmental Laws.


ARTICLE III

Event of Default

An Event of Default shall exist under the terms of this Deed of Trust upon the existence of an Event of Default under the terms of the Credit Agreement.

ARTICLE IV

Foreclosure
4.1Acceleration of Loan; Foreclosure. Upon the occurrence and during the continuance of an Event of Default and otherwise in compliance with Section 10.2 of the Credit Agreement, the entire balance of the Loans and Letters of Credit and any other obligations due under the Loan Documents, including all accrued interest, shall, at the option of the Collateral Agent, become immediately due and payable. Upon failure to pay the Loans and Letters of Credit or reimburse any other amounts due under the Loan Documents in full at any stated or accelerated maturity, the Collateral Agent may foreclose the lien of this Deed of Trust by judicial or nonjudicial proceeding in a manner permitted by applicable law. The Grantor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

4.2Power of Sale.   The Trustee is hereby granted a power of sale
and may sell the Premises (together with the Rents and Profits and Intangible Personalty), or such part or parts thereof or interests therein as the Collateral Agent may select after first having given such notice of hearing as to commencement of
foreclosure proceedings and obtained such findings or leave of court as then may be required by law and then having given such notice and advertised the time and place of such sale in such manner as then may be provided by law, and upon such sale and any resale and upon compliance with the law then relating to
foreclosure proceedings, to convey title to the purchaser.

4.3Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied as follows: first, to all costs and expenses of the Collateral
Agent (including without limitation reasonable attorney's fees and expenses) incurred in connection with the implementation and/or enforcement of this Deed of Trust and/or any of the other
Loan Documents; second, to all costs and expenses of the Lenders
(including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Deed of Trust and/or any of the other Loan
Documents; third, to such of the Secured Obligations as consist of accrued but unpaid interest and fees; fourth, to the principal amount of the Secured Obligations; fifth, to all other amounts payable with respect to the Secured Obligations; and sixth, to the payment of surplus, if any, to whomever may be lawfully entitled to receive such surplus. The Grantor shall remain liable to the Lenders for any deficiency.


ARTICLE V

Additional Rights and Remedies of the Collateral Agent

5.1Rights Upon Maturity or an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, immediately and without additional notice and without liability therefor to the Grantor and to the extent permitted by applicable law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Deed of Trust and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (e) enter into leases demising the Premises or any part thereof; (f) take steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Deed of Trust, the Credit Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Collateral Agent were equitable owner of the Premises.
The Grantor also agrees that any of the foregoing rights and remedies of the Collateral Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Collateral Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived with the consent of the Majority Lenders or the Lenders (as required by the Credit Agreement) or until foreclosure and the conveyance of the Premises or until the Indebtedness secured hereby is satisfied or paid in full and the Commitments are terminated.

5.2Appointment of Receiver. If upon the maturity of any of the Loans or Letters of Credit or any other amounts or obligations under the Loan Documents, the same remain unpaid, or upon the occurrence and continuance of an Event of Default, the Collateral
Agent as a matter of right shall be entitled to the appointment of a receiver or receivers for all or any part of the Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the indebtedness secured hereby, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of the indebtedness secured hereby, and the Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Collateral Agent. Nothing herein is to be construed to deprive the Collateral Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by the Collateral Agent in connection with any such receivership shall be a demand obligation (which obligation the Grantor hereby promises to pay) owing by the Grantor to the Collateral Agent pursuant to this Deed of Trust.

5.3Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Collateral
Agent stated anywhere in the Notes, this Deed of Trust, the Credit Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Deed of Trust, in the Notes, in the Credit Agreement and in the other Loan Documents are cumulative and may, at the election of the Collateral Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

5.4Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantor's heirs, devises, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser;
and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

5.5 Substitute Trustee. The Trustee may resign by an instrument in writing addressed to the Collateral Agent, or the Trustee may be removed at any time with or without cause by an instrument in writing executed by the Collateral Agent in case of the death, resignation, removal, or disqualification of the Trustee, or if for any reason the Collateral Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then the Collateral Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by the Collateral Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Premises is fully and finally sold hereunder. If the Collateral
Agent is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of the Trustee in the Premises shall vest in the named successor or substitute trustee who shall thereupon succeed to, and shall hold, possess and execute all rights, powers, privileges, immunities and duties herein conferred upon the Trustee. All references herein to Trustee shall be deemed to refer to the Trustee (including any successor or substitute trustee appointed and designated as herein provided) from time to time acting hereunder.

5.6No Liability of Trustee. The Trustee shall not be liable for any error of judgment or act done by the Trustee in good faith, or otherwise be responsible or accountable under any circumstances whatsoever (including Trustees negligence), except for the Trustees gross negligence or willful misconduct. The
Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be take by it hereunder, believed by it in good faith to be genuine. All moneys received by the Trustee until used or applied as herein provided, shall be held in trust for the purposes for which they were received but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by it hereunder. The Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, in this trust shall do lawfully by virtue hereof and the Grantor will reimburse the Trustee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties in accordance with the terms hereof (except any liability or expense resulting directly from the Trustees gross negligence or willful misconduct). The foregoing indemnity shall not terminate upon discharge of the secured indebtedness or foreclosure, or release or other termination, of this Deed of Trust.

ARTICLE VI

General Conditions

6.1Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Lender" shall include any of the Persons identified as a "Lender" on the signature pages to the Credit Agreement, and any Person which may become a Lender by way of assignment in accordance with the terms of the Credit
Agreement, together with their successors and assigns. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

6.2Notices. All notices and other communications required to be given hereunder shall have been duly given and shall be effective
(i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business
Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto.

to the Grantor:

to the Collateral Agent:

to the Trustee:


6.3Severability. If any provision of this Deed of Trust is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Deed of Trust nor the intent of any provision hereof.

6.5Conflicting Terms. In the event the terms and conditions of this Deed of Trust conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit
Agreement shall control and supersede the provisions of this Deed of Trust with respect to such conflicts.

6.6GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the internal law of the State of North Carolina; provided, however, that the provisions of this Deed of Trust relating to the creation, perfection and enforcement of the lien and security interest created by this Deed of Trust in respect of the Premises and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Deed of Trust, shall be governed by and construed in accordance with the internal law of the state where the Premises is located. In the event of a conflict between the laws of the State of North Carolina and such internal law with respect to creation, perfection and enforcement of the lien and security interest created by this Deed of Trust, the laws of the state in which the Premises is located shall govern.

IN WITNESS WHEREOF, the Grantor has executed this Deed of Trust under seal as of the above written date.


_______________________________________
a ________________ corporation


By:
Name:
Title:
Attest:


By:____________________________

Title:___________________________

[Corporate Seal]
STATE OF NORTH CAROLINA

COUNTY OF ___________________


I, ___________________________, a Notary Public for
_________________________, do hereby certify
that___________________, the  ____________________ of
___________________________________ personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required by law) official seal this _____ day of December, 1996.

____________________________[SEAL]
Signature of Notary Public
My commission expires:_______________


EXHIBIT A

[Legal Description]

NOTE:The Legal Description must contain a proper derivation clause to meet recordation requirements.


[Georgia]
Drawn By and Return To:
#__
Moore & Van Allen, PLLC (DSW)
NationsBank Corporate Center
100 North Tryon Street, Floor 47
Charlotte, North Carolina  28202-4003

      DEED TO SECURE DEBT AND SECURITY AGREEMENT


STATE OF GEORGIA

COUNTY OF _______________


THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (this "Security
Deed") is made and entered into as of the _______ day of ____________, 1996, by and between

____________________________________, a ____________ corporation, whose
address is ________________________________ (the  Grantor" or
Mortgagor); and

NATIONSBANK, N.A., in its capacity as collateral agent (in such capacity, the
"Collateral Agent" or Mortgagee) for the lenders from time to time party to the Credit
Agreement described herein (the "Lenders") with a mailing address of 100 North Tryon Street, NC1-007-08-11, Charlotte, North
Carolina 28255.

WHEREAS, pursuant to that certain credit agreement, dated as of March 15, 1996, by and among Delta Woodside Industries, Inc. (the
Borrower), the lenders parties thereto from time to time (the
Lenders), NationsBank, N.A. as the agent for the Lenders, and Bank of America National Trust and Savings Association and The
Bank of New York as co-agents (as heretofore amended, the Existing Credit Agreement), the Lenders have made available to the Borrower certain revolving credit facilities (the Credit
Facilities);

WHEREAS, the Grantor is an indirect wholly-owned subsidiary of the Borrower and benefits from having access to working capital through the Credit Facilities and such Credit Facilities are critical to the ongoing business operations of the Grantor;

WHEREAS, the Grantor executed that certain Subsidiary Guaranty, dated as of March 15, 1996 (as amended, modified or restated from time to time, the Guaranty), guarantying pursuant to the terms thereof the repayment of the Credit Facilities;

WHEREAS, the Borrower is currently in default under the terms of the Existing Credit Agreement;

WHEREAS, the Borrower, the Lenders, the Collateral Agent, the
Grantor, and the other Subsidiary Guarantors have executed that certain Second Amendment and Waiver Agreement, dated as of December 20, 1996, pursuant to which the Lenders have agreed inter alia to waive certain outstanding defaults under the Existing Credit Agreement and to amend certain provisions of the Existing Credit Agreement (as amended, the Credit Agreement), and the Borrower has agreed inter alia to cause the Grantor to execute and deliver this Security Deed; and

WHEREAS, the Grantor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference.

W I T N E S S E T H:

The Grantor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, and set over and by these presents does hereby grant, bargain, sell, convey, transfer, assign and set over and convey to the Collateral Agent and the Collateral Agent's successors and assigns, subject to the further terms of this Security Deed, all of the Grantor's right, title and interest in and to the following described land, real property interests, buildings, improvements, fixtures, furniture and appliances and other personal property:

(a)All that tract or parcel of land and other real property interests in __________ County, Georgia more particularly described in Exhibit A attached hereto and made a part hereof
(the "Land"); and

(b)All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the
"Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land, and all fixtures and articles of personal property now or hereafter owned by the Grantor and attached to or contained in and used in connection with the Land and Improvements including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the "Tangible Personalty") and all proceeds of the Tangible Personalty (hereinafter, the Land, Improvements and Tangible Personalty may be collectively referred to as the "Premises").

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to the Collateral Agent and the Collateral Agent's successors and assigns to secure the indebtedness herein recited.

And, as additional security for said indebtedness, the Grantor hereby conditionally assigns to the Collateral Agent all right, title and interest of the Grantor in and to the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the "Rents and Profits"), reserving only the right to the Grantor to collect and enjoy the same as long as there shall exist no Event of Default (as defined in Article III).

As additional collateral and further security for said indebtedness, the Grantor does hereby assign to the Collateral
Agent and grants to the Collateral Agent a security interest in all of the right, title and interest of the Grantor in and to any and all insurance policies and proceeds thereof and any and all leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, or other contracts, licenses and permits now or hereafter affecting the Premises (the "Intangible Personalty") or any part thereof, and the Grantor agrees to execute and deliver to the Collateral Agent such additional instruments, in form and substance reasonably satisfactory to the Collateral Agent, as may hereafter be reasonably requested by the Collateral Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Collateral Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Collateral Agent any obligation with respect thereto. Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that (a) such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible
Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted as a matter of law or under the terms of the license, lease or other agreement applicable thereto.

All the Tangible Personalty which comprise a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. As to the balance of the Tangible Personalty and the Intangible Personalty, this Security
Deed shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Collateral Agent. In that regard, the Grantor grants to the Collateral Agent all of the rights and remedies of a secured party under the Georgia Uniform Commercial Code and grants to the Collateral Agent a security interest in all of the Tangible
Personalty and Intangible Personalty.

The Grantor and the Collateral Agent covenant, represent and agree as follows:


ARTICLE I

Secured Obligations

1.1Obligations Secured. NationsBank, N.A., as agent (the Agent) for the Lenders, the Lenders, the co-agents named therein, and the Borrower executed that certain Credit Agreement dated as of March 15, 1996, as amended by that certain Amendment and Waiver, dated as of May 20, 1996, and further amended by that certain
Second Amendment and Waiver Agreement, dated as of December 20,
1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Credit Agreement) pursuant to which the Lenders have provided a working capital credit facility to the Borrower of up to $248,500,000 (hereinafter the loans and extensions of credit thereunder may be called the "Loans"); terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement); which Loans are evidenced by
(i) those revolving credit promissory notes of the Borrower (as referenced and defined in the Credit Agreement, and as amended, modified, supplemented, extended, renewed or replaced from time to time, the "Revolving Notes" or "Notes"), under which sums may be advanced, paid back or readvanced and (ii) to the extent provided in the Credit Agreement those letters of credit for the account of the Borrower or the Subsidiary Guarantors (as referenced in the Credit Agreement, the "Letters of Credit").
To support the repayment of the Loans, the Grantor, and each other Subsidiary Guarantor, has executed that certain Subsidiary
Guaranty, dated as of March 15, 1996 (as amended, modified, supplemented, extended, renewed, or replaced from time to time, the Subsidiary Guaranty), pursuant to which the Subsidiary
Guarantors (including without limitation the Grantor) have guaranteed, subject to the terms of the Subsidiary Guaranty, the repayment in full of the Loans. This Security Deed is given to secure:

(a) all present and future indebtedness, obligations and liabilities of the Grantor under or in connection with the Subsidiary Guaranty or any other Loan Documents;

(b) all indebtedness of the Grantor owing to the Lenders now or hereafter issued in connection with this Security Deed, any other
Loan Documents, or any other instruments or documents executed by the Grantor relating to any Loan Documents, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals, and/or substitutions of any of the foregoing; and

(c) all expenses and charges, legal and otherwise, reasonably incurred by the Collateral Agent and/or the Lenders in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

All of the foregoing obligations and indebtedness is collectively referred to herein as the Secured Obligations or the Indebtedness.

1.2 Payment of Indebtedness. Payment by the Borrower or the Grantor of the Indebtedness, including without limitation principal and interest on the Loans, will be in accordance with the terms of the Subsidiary Guaranty and the Credit Agreement, which Credit Agreement provides for the payment of the Notes and reimbursement on the Letters of Credit on or before September 30, 1997, which is the final maturity date thereof.

ARTICLE II

The Grantor's Covenants, Representations and Agreements

2.1Title to Property. The Grantor represents and warrants to the Collateral Agent that (i) it is the owner of the Tangible
Personalty (to the extent such Tangible Personalty does not constitute fixtures), and has the right to convey the same, (ii) that as of the date hereof title to such property is free and clear of all encumbrances except (a) any Lien for real estate taxes or water and sewer charges that are not due and payable,
(b) all easements, restrictions, and other matters of record
(other than any Liens) which affect the Land without materially impairing the use or value thereof, (c) special assessments which are or may be pending, but which have not become a Lien, (d) such matters as would be shown on a current and accurate survey of the Land (other than a Lien) which do not materially impair the use or value of the Land, and (e) any matter shown on Exhibit B attached hereto which is reasonably satisfactory to the Agent and the Majority Lenders (collectively, the "Permitted
Encumbrances"), and (iii) it will warrant and defend the title to such property except for the Permitted Encumbrances against the claims of all Persons. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Grantor represents and warrants that it has title to such property, that title as of the date hereof to such property is free and clear of all encumbrances except for the Permitted Encumbrances, that it has the right to convey such property and that it will warrant and defend such property except for the Permitted Encumbrances against the claims of all Persons.

2.2Taxes and Fees.  Subject to Section 7.6 of the Credit
Agreement, the Grantor will pay timely all material taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents and any other material charges or fees relating to the Premises against it or the Premises (and the Grantor, upon request of the Collateral Agent, will submit to the Collateral Agent receipts evidencing said payments).

2.3Reimbursement. The Grantor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and the delivery of the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3 or 2.6 hereof, then the Collateral
Agent, at its option, may pay or procure the same and will give the Grantor prompt notice of any such expenditures. The Grantor will reimburse the Collateral Agent upon demand for any sums of money paid by the Collateral Agent pursuant to this Section, together with interest on each such payment at the default rate of interest provided in the Credit Agreement, and all such sums and interest thereon shall be secured hereby.

2.4Additional Documents. The Grantor agrees to execute and deliver to the Collateral Agent, concurrently with the execution of this Security Deed and upon the request of the Collateral
Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Grantor hereby irrevocably
(as long as any Loans or Letters of Credit remain outstanding or the Commitments have not been terminated) makes, constitutes and appoints the Collateral Agent as the true and lawful attorney of the Grantor (i) to sign the name of the Grantor on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interests, and (ii) in the Event of Default and exercise of the power of sale granted herein, to sign the name of Grantor on a deed under power of sale.

2.5Sale or Encumbrance. Except in the ordinary course of business and except as permitted by the Credit Agreement, the Grantor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Grantor sells or otherwise disposes of any of the Tangible Personalty in contravention of the foregoing sentence, the Collateral Agent's security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Security Deed.

2.6Fees and Expenses. The Grantor will promptly pay upon demand any and all reasonable and actual costs and expenses of the Collateral Agent, (a) as required under the Credit Agreement and
(b) as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty or to exercise any rights or remedies under this Security Deed or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be secured hereby.

2.7Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Collateral Agent, the Grantor shall not, except as permitted by the Credit Agreement or as shall not materially affect the value or impair the use of the Premises, enter into, cancel, surrender or materially modify or permit the cancellation of any material lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other material contract, license or permit now or hereafter affecting the Premises, or materially modify any of said instruments, or accept or permit to be made, any prepayment
(more than one month) of any installment of rent or fees thereunder. Certified copies of each such approved material lease or other material agreement not previously delivered to the Collateral Agent shall be submitted to the Collateral Agent as soon as possible. The Grantor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each of said agreements, now or hereafter existing, on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder.

2.8Maintenance of Premises. The Grantor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained (subject to reconstruction periods after the occurrence of an act of God), the Premises in good condition and repair, reasonable wear and tear excepted.

2.9Insurance.

(a)Liability: The Grantor covenants to maintain or cause to be maintained general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Premises. The policies must be from a company and in forms and amounts reasonably satisfactory to the Collateral Agent.

(b)Casualty: The Grantor shall, at its own cost, keep all buildings now or hereafter comprising a part of the Premises insured against loss or damage by fire and such other insurable risks, casualties and hazards as the Collateral Agent may from time to time specify. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral Agent.

(c)Flood: If any part of the Improvements are located in an area having "special flood hazards", a flood insurance policy naming the Collateral Agent as mortgagee must be submitted to the Collateral Agent. The policy must be from a company and in form, content and amount reasonably satisfactory to the Collateral
Agent.

(d)Delivery of Policies and Renewals: The Grantor agrees to deliver to the Collateral Agent, upon the request of the Collateral Agent, as additional security hereto, a copy of the policies of such insurance pursuant to subsections (a), (b), and
(c) hereof, and any insurance policies required by the terms of the Credit Agreement or the other Loan Documents. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. In the event the Grantor fails to maintain insurance as required hereunder the Collateral Agent has the right to procure such insurance whether or not the Grantor's failure to maintain such insurance constitutes an Event of Default (as defined in Article III) or an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default. Any amounts paid by the Collateral Agent for insurance shall be due and payable to the Collateral Agent upon demand and shall be secured by this Security Deed.

(e)Proof of Loss; Claims Settlement: In the event of a material loss, the Grantor shall give prompt notice thereof to the insurance carrier and the Collateral Agent. Subject to the rights of the holder of any prior Permitted Encumbrance, Grantor shall have the right to adjust and compromise any loss under any insurance policies maintained with regard to this Premises, provided that any settlement with regard to any such loss shall be subject to the Collateral Agent's prior approval (which shall not be unreasonably withheld); provided further, however, that if Grantor fails to so adjust and compromise or if, prior to such adjustment and compromise, a Default or an Event of Default occurs under any of the Loan Documents, then Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section. Subject to the rights of the holder of any prior Permitted Encumbrance, each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral
Agent during the continuance of a Default or an Event of Default.
In the event any insurance company fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantors agent and attorney-in-fact so to do. The Collateral Agent is hereby authorized, in its sole discretion, to collect the proceeds of any insurance claims during the continuance of a Default or an Event of Default.

(f)Use of Proceeds: Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted Encumbrance, the proceeds of any insurance or any part thereof to restoration or repair of the property damaged.

2.10Releases and Waivers. The Grantor agrees that no release by the Collateral Agent or the Lenders of any of the Grantor's successors in title from liability on the Secured Obligations, no release by the Collateral Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Lenders or the Collateral Agent to collect on the Secured Obligations, or any part thereof, no waiver of any right granted or remedy available to the Collateral Agent or the Lenders and no action taken or not taken by the Collateral Agent or the Lenders shall in any way diminish the Grantor's obligation to the Collateral
Agent and the Lenders or have the effect of releasing the Grantor, or any successor to the Grantor, from full responsibility to the Collateral Agent or the Lenders for the complete discharge of each and every of the Grantor's obligations hereunder or under the Credit Agreement or any of the other Loan
Documents.

2.11.Eminent Domain.

(a)Participation in Proceedings: Grantor shall promptly notify the Collateral Agent of any actual or threatened initiation of any eminent domain proceeding as to any material part of the Premises and shall deliver to the Collateral Agent copies of any and all papers served or received in connection with such proceedings, and the Collateral Agent shall have the right, at its option, to participate in such proceedings at the expense of Grantor (including, without limitation, the Collateral Agent's reasonable attorneys' fees) and Grantor will execute such documents and take such other steps as required to permit such participation.

(b)Right to Settle Claims: In the event of a condemnation or similar proceeding, the Grantor shall give prompt notice thereof to the Collateral Agent. Grantor shall have the right to adjust, compromise and otherwise negotiate an award with regard to any such proceeding, provided that any settlement with regard to any such proceeding shall be subject to the Majority Lenders prior approval (which shall not be unreasonably withheld); provided, however, that if Grantor fails to so negotiate or if, prior to the conclusion of such negotiation, a Default or an Event of Default occurs under any of the Loan Documents, then the Collateral Agent shall be, and is hereby, authorized and empowered, at its option, to negotiate the award with regard to any such proceeding. Subject to the rights of the holder of any prior Permitted Encumbrance, each governmental unit making any such award is hereby authorized and directed to make payment of all such awards directly to Collateral Agent, instead of to Grantor and Collateral Agent jointly, upon request of the Collateral Agent during the continuance of a Default or an Event of Default. In the event any governmental unit fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Grantor or to Grantor and Collateral Agent jointly, in violation of the preceding sentence, Grantor agrees immediately to endorse and transfer such award or proceeds to Collateral Agent. Upon failure of Grantor to endorse and transfer such award or proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Collateral Agent as Grantor's agent and attorney-in-fact so to do. The Collateral
Agent is hereby authorized, in its sole discretion, to collect the award or proceeds of any such condemnation or similar proceeding and is hereby authorized to apply the same to the outstanding balance of the Secured Obligations during the continuance of a Default or an Event of Default. Provided that there is no Default or Event of Default, Grantor may apply, subject to the rights of the holder of any prior Permitted
Encumbrance, the award or proceeds of any such condemnation or similar proceeding to the replacement of the affected property.

(c)Further Assignments: The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Collateral Agent to assure the effectiveness of this Section. During the continuance of a Default or an Event of Default, the Collateral Agent may apply any condemnation awards or proceeds to the outstanding balance of the Secured
Obligations.

2.12Environmental Assessment. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with a current environmental assessment of the Premises. Such assessment shall be in a form satisfactory to the Collateral Agent and from an environmental engineer or consultant reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an environmental assessment, and all fees, costs and expenses associated with the Collateral Agent's obtaining such report shall be added to the amount of the Secured
Obligations and be secured by this Security Deed.

2.13Appraisal. Upon the earlier to occur of (i) a Default or an Event of Default and (ii) June 30, 1997, and upon request of the Majority Lenders and the Collateral Agent, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) a current written appraisal or reappraisal of the Premises. Such appraisal shall be prepared in accordance with reasonable written instructions from the Collateral Agent and prepared by a qualified appraiser reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such an appraisal, and all fees, costs and expenses associated with the Collateral Agent's obtaining such appraisal shall be added to the amount of the Secured Obligations and be secured by this Security Deed.

2.14Survey. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at Grantors expense and within 45 days of such request) current surveys of the Land. Such surveys shall be prepared in accordance with written instructions from the Collateral Agent and prepared by a qualified surveyor reasonably satisfactory to the Collateral Agent. If the Grantor shall fail to comply with such request (prior to or after an Event of Default), then the Collateral Agent shall have the option, but be under no obligation, to obtain such surveys, and all fees, costs and expenses associated with the Collateral
Agent's obtaining such surveys shall be added to the amount of the Secured Obligations and be secured by this Security Deed.

2.15Title Policies. Upon the earlier to occur of (i) a Default and an Event of Default and (ii) March 31, 1997, and upon the request of the Collateral Agent and the Majority Lenders, the Grantor agrees to provide the Collateral Agent (at the Grantors expense and within 45 days of such request) with ALTA mortgagee title insurance policies issued by a title insurer reasonably satisfactory to the Collateral Agent, in amounts not less than the amounts designated for the Premises on Schedule 1 to the Second Amendment and Waiver, assuring the Collateral Agent and the Lenders that this Security Deed creates a valid and enforceable first priority mortgage lien on the Premises, free and clear of all defects and encumbrances excepted Permitted
Encumbrances and subject to a standard survey exception, which such title policies shall be in form and substance reasonably satisfactory to the Collateral Agent and the Majority Lenders and shall provide for such affirmative insurance and such reinsurance as the Collateral Agent may reasonably request.

2.16Environmental Indemnification. The Grantor covenants and agrees with regard to the Premises that it will (i) conduct and complete all investigations, studies, sampling and testing and all remedial, removal, and other actions necessary to clean up and remove all Contaminants on, from, or affecting the Premises
(A) in accordance with all applicable federal, state, and local laws, regulations, rules, and policies, (B) to the reasonable satisfaction of the Collateral Agent, and (C) in accordance with the orders and directives of all federal, state and local governmental authorities, and (ii) defend, indemnify, and hold harmless the Collateral Agent and each of the Lenders, their respective employees, agents, officers, and directors (except to the extent arising from the Collateral Agents or such Lenders gross negligence or willful misconduct) from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limit, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind of nature, known or unknown, contingent or otherwise, arising out of or in any way related to (A) the presence, disposal, release, or threatened release of any Contaminant which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (B) any personal injury
(including wrongful death) or property damage (real or personal) arising out of or related to such Contaminants; (C) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Contaminants, and/or (D) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Collateral
Agent or any of the Lenders set forth herein or in any of the Loan Documents, which are based upon or in any way related to such Contaminants. For the purposes hereof, the term
"Contaminants" shall mean any substance, material or waste the generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority in any jurisdiction in which the Grantor has owned, leased or operated real property or disposed of hazardous materials, or by the United States government, including any material or substance which is (a) defined as a "contaminant," "hazardous waste,"
"hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" or other similar term or phrase under any such law, (b) petroleum, (c) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water
Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (d) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.
(42 U.S.C. 6903 or (e) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response,
Compensation and Liability Act, 42 U.S.C. 9601, et seq. (42
U.S.C. 6901). Except as disclosed in writing to the Agent and the Lenders on or prior to the date hereof, to the best of Grantors knowledge and belief, the Premises and its current use and all off-site disposals by the Grantor of any Contaminants comply in all material respects with all Environmental Laws.


ARTICLE III

Event of Default

An Event of Default shall exist under the terms of this Security
Deed upon the existence of an Event of Default under the terms of the Credit Agreement.

ARTICLE IV

Foreclosure
4.1Acceleration of Loan; Foreclosure. Upon the occurrence and during the continuance of an Event of Default and otherwise in compliance with Section 10.2 of the Credit Agreement, the entire balance of the Loans and Letters of Credit and any other obligations due under the Loan Documents, including all accrued interest, shall, at the option of the Collateral Agent, become immediately due and payable. Upon failure to pay the Loans and Letters of Credit or reimburse any other amounts due under the Loan Documents in full at any stated or accelerated maturity, the Collateral Agent may foreclose the lien of this Security Deed by judicial or nonjudicial proceeding in a manner permitted by applicable law. The Grantor hereby waives any statutory right of redemption in connection with such foreclosure proceeding.

4.2Right to Enter and Take Possession.

(a)If an Event of Default shall have occurred and be continuing, the Grantor, upon demand of the Collateral Agent, shall forthwith surrender to the Collateral Agent the actual possession of the Premises and, to the extent permitted by law, the Collateral
Agent itself, or such officers or agents as it may appoint, may enter and take possession of all of the Premises without the appointment of a receiver, or an application therefor, and may exclude the Grantor and its agents and employees wholly therefrom, and shall have joint access with the Grantor to the books, papers and accounts of the Grantor.

(b)Upon the occurrence and continuance of an Event of Default, if the Grantor shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by the Collateral
Agent, the Collateral Agent may obtain a judgment or decree conferring upon the Collateral Agent the right to immediate possession or requiring the Grantor to deliver immediate possession of the Premises to the Collateral Agent and the Grantor, hereby covenants and agrees that the Collateral Agent will not oppose, contest or otherwise hinder or delay the Collateral Agent in any action or proceeding by the Collateral
Agent to obtain such judgment or decree. The Grantor will pay to the Collateral Agent, upon demand, all expenses incurred in obtaining the judgment or decree, including reasonable attorneys' fees actually incurred and all such expenses and compensation shall constitute a part of the indebtedness secured by this Security Deed.

(c)Upon entering or taking of possession of the Premises, the Collateral Agent may hold, store, use, operate, manage, and control the Premises and conduct the business thereof, and from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty or other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all the rights and powers of the Grantor to the same extent as the Grantor could in its own name or otherwise act with respect to the Premises; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to the Collateral Agent, all as the Collateral Agent from time to time may determine to be in its best interests. The Collateral Agent may collect and receive all the income, rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter. Notwithstanding any other provision contained herein to the contrary, the Collateral Agent shall not be obligated to discharge or perform the duties of the Grantor to any tenant or accrue any liability as a result of any exercise by the Collateral Agent of its rights under this Security Deed, and the Collateral Agent shall be liable to account only for the rents, incomes, issues, profits and revenues actually received by the Collateral Agent.

(d)In the event that all of the Secured Obligations shall be paid and all Events of Default shall be cured, and as a result thereof the Collateral Agent surrenders possession of the Premises to the Grantor, the right of taking possession shall continue to exist if any subsequent Event of Default shall occur.

4.3Foreclosure.

(a)Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at its option, may sell the Premises or any part of the Premises at one or more public sale or sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby, and all expenses of sale and all proceedings in connection therewith, including reasonable attorneys' fees actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale
(but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, the Collateral Agent may execute and deliver to the purchaser a sufficient conveyance of the Premises or any part of the Premises in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, the said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with, and to this end the Grantor hereby grants, constitutes and appoints the Collateral Agent, the agent and attorney-in-fact of the Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and interest that the Grantor may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed in any recitals and such conveyance or conveyances as to facts essential to avail such sale shall be binding upon the Grantor. The Grantor further hereby constitutes and appoints the Collateral Agent the agent and attorney-in-fact of the Grantor to make such recitals, and hereby covenants and agrees that the recitals so to be made by the Collateral Agent shall be binding and conclusive upon the Grantor, and that the conveyance to be made by the Collateral Agent shall be effectual to bar all equity of redemption of the Grantor in and to the Premises. The aforesaid powers of attorney, power of sale and agency hereby granted together with the power of attorney granted in Section 2.4 are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the indebtedness secured hereby. In the event of any sale under this Security Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Premises may be sold as an entirety or in separate parcels in such manner or order as the Collateral Agent in its sole discretion may elect, and if the Collateral Agent so elects, the Collateral Agent may sell the personal property covered by this Security Deed at one or more separate sales in any manner permitted by the Georgia Uniform Commercial Code, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Premises is sold or the Secured Obligations are paid in full. If the Secured Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, the Collateral Agent may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as the Collateral Agent may determine. The Collateral
Agent shall have the right to become the purchaser at any sale held by Grantee or substitute or successor or by any receiver or at any public sale, and Collateral Agent shall have the right to credit upon the amount of Collateral Agents successful bid, to the extent necessary to satisfy such bid, all or any part of the secured indebtedness in such manner and order as the Collateral
Agent may reasonably elect.

(b)Upon the occurrence and continuation of an Event of Default, the Collateral Agent may, in addition to and not in abrogation of the rights covered under subsection (a) hereof either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Subsidiary Guaranty or other indebtedness of the Grantor under the Loan Documents or the performance of any term, covenant, condition or agreement of this Security Deed or any other right or (ii) to pursue any other remedy available to it, all as the Collateral Agent in its sole discretion shall elect.

4.4Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, as follows:
first, to all costs and expenses of the Collateral Agent
(including without limitation reasonable attorney's fees and expenses actually incurred) incurred in connection with the implementation and/or enforcement of this Security Deed and/or any of the other Loan Documents; second, to all costs and expenses of the Lenders (including without limitation reasonable attorneys' fees and expenses actually incurred) incurred in connection with the implementation and/or enforcement of this Security Deed and/or any of the other Loan Documents; third, to such of the Secured Obligations consisting of accrued but unpaid interest and fees; fourth, to the principal amount of the Secured
Obligations; fifth, to all other amounts payable with respect to the Secured Obligations; and sixth, to the payment of surplus, if any, to whomever may be lawfully entitled to receive such surplus. The Grantor shall remain liable to the Lenders for any deficiency.

ARTICLE V

Additional Rights and Remedies of the Collateral Agent

5.1Rights Upon Maturity or an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, immediately and without additional notice and without liability therefor to the Grantor and to the extent permitted by law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) exercise its right to collect the Rents and Profits; (c) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (d) expend Loan funds and any rents, income and profits derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Security Deed and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Security Deed; (e) enter into leases demising the Premises or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Notes, this Security Deed, the Credit Agreement, or the other Loan Documents, or to aid the execution of any power herein granted; and (g) generally, supervise, manage, and contract with reference to the Premises as if the Collateral Agent were equitable owner of the Premises. The Grantor also agrees that any of the foregoing rights and remedies of the Collateral Agent may be exercised at any time independently of the exercise of any other such rights and remedies, and the Collateral Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived with the consent of the Majority Lenders or the Lenders (as required by the Credit Agreement) or until foreclosure and the conveyance of the Premises or until the Indebtedness secured hereby is satisfied or paid in full and the Commitments are terminated.

5.2Appointment of Receiver. If upon the maturity of any of the Loans or Letters of Credit or any other amounts or obligations under the Loan Documents, the same remain unpaid, or upon the occurrence and continuance of an Event of Default, the Collateral
Agent as a matter of right shall be entitled to the appointment of a receiver or receivers for all or any part of the Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the indebtedness secured hereby, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of the indebtedness secured hereby, and the Grantor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, and agrees not to oppose any application therefor by Collateral Agent. Nothing herein is to be construed to deprive the Collateral Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by the Collateral Agent in connection with any such receivership shall be a demand obligation (which obligation the Grantor hereby promises to pay) owing by the Grantor to the Collateral Agent pursuant to this Security Deed.

5.3Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Collateral
Agent stated anywhere in the Notes, this Security Deed, the Credit Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Security Deed, in the Notes, in the Credit Agreement and in the other Loan Documents are cumulative and may, at the election of the Collateral Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law. BY EXECUTION OF THIS SECURITY DEED AND BY INITIALLING
THIS SECTION 5.3, THE GRANTOR EXPRESSLY: (1) ACKNOWLEDGES THE
RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE SUBSIDIARY
GUARANTY AND THE POWER OF ATTORNEY GIVEN HEREIN TO THE COLLATERAL
AGENT TO SELL THE PREMISES BY NON-JUDICIAL FORECLOSURE UPON THE
OCCURRENCE OF AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING
AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN AND
AS PROVIDED BY GEORGIA LAW); (2) EXCEPT TO THE EXTENT PROVIDED
OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH THE GRANTOR MAY
HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE
5TH AND 14TH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE
CONSTITUTIONS FOR THE SEVERAL SITES, OR BY REASON OF ANY OTHER
APPLICABLE LAW, TO NOTICE, AND TO JUDICIAL HEARING PRIOR TO THE
EXERCISE BY THE COLLATERAL AGENT OF ANY RIGHT OR REMEDY HEREIN
PROVIDED TO THE COLLATERAL AGENT; (3) ACKNOWLEDGES THAT THE
GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN
EXPLAINED FULLY TO THE GRANTOR AND THAT THE GRANTOR HAS CONSULTED
WITH COUNSEL OF THE GRANTORS CHOICE PRIOR TO EXECUTING THIS
SECURITY DEED, AND (4) ACKNOWLEDGES THAT ALL
WAIVERS OF THE AFORESAID RIGHTS OF THE GRANTOR HAVE BEEN MADE
KNOWINGLY, INTENTIONALLY AND WILLFULLY BY THE GRANTOR AS PART OF
A BARGAINED FOR LOAN TRANSACTION:

________________________
Initials of Grantor

5.4 Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantors successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to deman possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event that the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.


ARTICLE VI

General Conditions

6.1Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. The term "Lender" shall include any of the Persons identified as a "Lender" on the signature pages to the Credit Agreement, and any Person which may become a Lender by way of assignment in accordance with the terms of the Credit
Agreement, together with their successors and assigns. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

6.2Notices. All notices and other communications required to be given hereunder shall have been duly given and shall be effective
(i) when delivered, (ii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth below, or at such other address as such party may specify by written notice to the other parties hereto.

to the Grantor:

to the Collateral Agent:




6.3Severability. If any provision of this Security Deed is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.4Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Security Deed nor the intent of any provision hereof.

6.5Conflicting Terms. In the event the terms and conditions of this Security Deed conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit
Agreement shall control and supersede the provisions of this Security Deed with respect to such conflicts.

6.6GOVERNING LAW. This Security Deed shall be governed by and construed in accordance with the internal law of the State of North Carolina; provided, however, that the provisions of this Security Deed relating to the creation, perfection and enforcement of the lien and security interest created by this Security Deed in respect of the Premises and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Security Deed, shall be governed by and construed in accordance with the internal law of the state where the Premises is located. In the event of a conflict between the laws of the State of North Carolina and such internal law with respect to creation, perfection and enforcement of the lien and security interest created by this Security Deed, the laws of the state in which the Premises is located shall govern.


PROVIDED ALWAYS, and it is the true intent and meaning of the Grantor and the Collateral Agent, that if the Grantor, its successors and assigns, shall pay or cause to be paid and discharged unto the Collateral Agent, its successors and assigns, the Secured Obligations according to the terms of this Security
Deed and the Loan Documents, then this Security Deed shall cease, determine and be void, otherwise it shall remain in full force and virtue. And it is agreed, by and between the Grantor and the Collateral Agent, that the Grantor is to hold and enjoy the said premises until an Event of Default shall occur under the terms of this Security Deed.

IN WITNESS WHEREOF, the Grantor has executed this Security Deed under seal as of the above written date.


_______________________________________
a ________________ corporation


By:
Name:
Title:
Attest:

_________________________

Name:___________________
Title:____________________

[Affix Corporate Seal]

Signed, sealed and delivered
in the presence of (as to
all signatures)


______________________________________
____________________, Witness



STATE OF ___________________

COUNTY OF __________________


Before me, a notary public, personally appeared
_____________________, who being duly sworn deposed and said that she saw the within-named _______________________, a ___________
corporation, by ____________________, its ______________________
sign, cause to be sealed and, as his act and deed, deliver the within-written Security Deed and Security Agreement for the use and purposes therein mentioned and that she with _______________________ witnessed the execution thereof.


______________________________
Witness


Sworn to before me this
_____ day of ________, 1996.


_______________________
Notary Public for the
County and State aforesaid

My Commission Expires:

_________________________
       (SEAL)

EXHIBIT A

[Legal Description]

NOTE:The Legal Description must contain a proper derivation clause to meet recordation requirements.




